                                                                 Exhibit 10.3.36

                           LEYTE OPTIMIZATION PROJECT

                                  BOT AGREEMENT

                                     between

                       PNOC-ENERGY DEVELOPMENT CORPORATION

                                       and

                                      ORMAT

                           LEYTE OPTIMIZATION PROJECT

                                  BOT AGREEMENT

This Agreement made and executed on this 4th day of August, 1995 by and between:

     1. PNOC-ENERGY DEVELOPMENT CORPORATION, hereinafter referred to as
     PNOC-EDC, a wholly-owned subsidiary of the Philippine National Oil Company, a corporation created and organized under Presidential Decree No. 334, as amended, with principal office address at PNPC Complex, Merritt Road, Fort
     Bonifacio, Makati, Metro Manila, Philippines, herein represented by its
     President Mr. NAZARIO C. VASQUEZ, who is duly authorized to represent it in this Agreement.

     2. ORMAT INC., hereinafter referred to as the Operator, a private corporation duly organized and existing under the laws of the State of
     Delaware, U. S. A. licensed to do business in the Republic of the
     Philippines through its branch office at 8th Fl., Solid Bank Bldg., 777
     Paseo de Roxas, Makati, Metro Manila, Philippines, represented herein by its Vice President, Mr. Jacob Menahem, who is duly authorized to represent it in this Agreement.

WITNESSETH THAT

     WHEREAS, Republic Act 6957 dated July 9, 1990 as amended by RA 7718 (BOT
     Law) authorized government infrastructure agencies, including PNOC-EDC, to enter into contracts with private contractors for the financing, construction, operation and maintenance of infrastructure projects;

     WHEREAS, NAPOCOR and PNOC-EDC have previously executed a Memorandum of
     Understanding for the Development of Geothermal Power Plants in PNOC-EDC
     Projects, including the geothermal resources of the Leyte Power
     Optimization Project Areas, where PNOC-EDC holds an existing Geothermal
     Service Contract.

     WHEREAS, PNOC-EDC has invited several contractors to submit proposals for the design, construction, operation and maintenance of geothermal power plants on a build-operate-transfer (BOT) basis for the Leyte Geothermal
     Power Optimization Project Geothermal Service Contract Area, and these power plants will convert PNOC-EDC's geothermal energy into electricity for sale to NAPOCOR; and

     WHEREAS, the Operator wishes to design, construct, own and operate geothermal electricity generating plants, utilizing the geothermal resources of the Leyte Geothermal Power Optimization Project Area and with a Contracted Capacity of 49.00 MW net and wishes to deliver electricity exclusively on behalf of PNOC-EDC on such terms and conditions as are set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing presents and the mutual covenants hereinafter set forth, the Operator and PNOC-EDC have agreed as follows:

ARTICLE 1 DEFINITION OF TERMS

1.1  DEFINITIONS

When used in this Agreement, the terms below shall have the following meanings:

ACCESSION UNDERTAKING: The accession undertaking to be executed in accordance with Subsection 19(c) and in the form of Annex E.

AGREEMENT: This Agreement including attachments, as may be amended from time to time.

ATMOSPHERIC CONDITIONS: The atmospheric conditions specified in the Interface
Data attached hereto as Annex C.

BILLING PERIOD: The time interval from 10:00 AM on the twenty-fifth (25th) day of the current month to 10:00 AM on the twenty fifth (25th) day of the following month where the Operator shall read meters and accumulate data needed for the purpose of billing capacity and energy delivered to NAPOCOR on behalf of
PNOC-EDC.

BOI: The Board of Investments of the Republic of the Philippines.

BUYOUT DATE: The meaning specified in Section 9.3.

CAPACITY PAYMENT: The total capacity payments made pursuant to Section 8.3.1.

COMMERCIAL OPERATION DATE: The first day of the Billing Period following the
Completion Date of each Plant as defined in Section 4.1(a).

COMMISSIONING PERIOD: The period of three months prior to the scheduled
Completion Date of Plant 4. The period of four months prior to the scheduled
Completion Date of Plants 1, 2 and 3.

COMPLETION DATE: With respect to each Plant, the day upon which the Operator certifies to PNOC-EDC that such Plant is capable of operating in accordance with the Operating Parameters

and has successfully completed testing in accordance with Article 5 or the date that such Plant is deemed completed in accordance with Section 5.4.

CONSTRUCTION PERFORMANCE SECURITY: The Performance Security described in Section
3.1(a).

CONTRACTED CAPACITY: Thirty-five and sixty-five hundredths (35.65) MW (net) for the period after the Completion Date for Plants 1, 2 and 3 and before the
Completion Date of Plant 4 and forty-nine (49.00) MW (net) for the period after the Completion Date of Plant 4 and thereafter for any year during the
Cooperation Period. Contracted Capacity contemplates availability for the duration of the Cooperation Period and assumes the continuous delivery and acceptance of Geothermal Fluid by PNOC-EDC as specified in the Geothermal Fluid
Specifications. Said power shall be the aggregate power of all Plants measured per Plant at (a) the Interconnection Point MP1 for NAPOCOR Power and (b) the
Interconnection Point MP2 for Steamfield Power, each as indicated in Figures C.1
- C.4 in Annex C and Annex C.

CONTRACT CAPACITY PRICE: The basic capacity purchase price per kilowatt (kW) per month for electric capacity nominated by the Operator consisting of the Contract
Capacity Rate for Capital Costs (CCR), the Contract Capacity Rate for Fixed
Operating Costs (OCR), and the Service Fee Rate to reflect Return on Investments
(SFR).

CONTROL: To establish the electrical output of the Plants through dispatching procedures including shut-down and start-up.

COOPERATION PERIOD: The period of ten (10) years of commercial operation starting from the last Commercial Operation Date of Plants 1, 2 and 3 and continuing until the 10th anniversary of that Commercial Operation Date.

CORRECTION CURVES: The curves, set forth in Annex B, used to adjust the Power
Plant performance for variation in the Geothermal Fluids and Atmospheric
Conditions from those specified in the Geothermal Fluid Specifications and the
Interface Data.

EFFECTIVITY DATE: The date upon which PNOC-EDC and the Operator agree that all conditions precedent set forth in Article 26 have been either duly fulfilled or waived to the satisfaction of the relevant Party.

ELECTIVE MODIFICATIONS: Modifications to the Operator's design of the Power
Plant requested by PNOC-EDC that are not solely for the purpose of correcting design errors made by the Operator in its design of the Power Plant.

EMERGENCY: A condition or situation which in NAPOCOR's sole judgment affects
NAPOCOR's ability to maintain safe, adequate, and continuous electrical service.

ENERGY DELIVERED: An amount of energy expressed in kilowatt hours (kWh)
generated by the Power Plant which are delivered to NAPOCOR on behalf of
PNOC-EDC at the Point of Interconnection plus those delivered to PNOC-EDC for its own use (points MP1 and MP2 as indicated in Figures C.1 - C.4 in Annex C).

ENERGY FEE: The fees payable pursuant to Subsection 8.3.2.

FORCE MAJEURE: An event specified in Section 14.1.

GENERATING UNIT: A single turbine generator unit, together with its associated auxiliaries and ancillary plant required to enable it to generate electricity and to be connected to and operate in parallel with NAPOCOR's electricity transmission system.

GEOTHERMAL FLUID: The geothermal steam to be supplied to the Operator by
PNOC-EDC and the condensed steam and low pressure steam to be received from the
Operator by PNOC-EDC.

GEOTHERMAL FLUID SPECIFICATIONS: The design point and other Interface Data specifications for and quantities of Geothermal Fluid set forth in Annex C including, without limitation, PNOC-EDC's undertakings to accept low pressure steam and to accept condensed steam from the Plants for reinjection and/or other proper disposal.

GOVERNMENT: The government of the Republic of the Philippines including all of its political subdivisions and the agencies and instrumentalities of the foregoing.

GUARANTEED COMMERCIAL OPERATION DATE: The dates set forth in Section 4.1 for each Plant opposite the terms "Guaranteed Commercial Operation Date", as such dates may be extended pursuant to this Agreement.

GUARANTEED NET PLANT STEAM RATE: With respect to each Plant, the Net Plant Steam
Rate guaranteed by the Operator, which, for any year during the Cooperation
Period, is the amount set forth in Annex I corresponding to such year, as corrected for variations in Atmospheric Conditions and in the Geothermal Fluid
provided by PNOC-EDC using the Correction Curves.

INTERCONNECTION FAILURE: Any event, circumstance or state of facts located beyond the Power Plant side of the Points of Interconnection which curtails or eliminates the ability of NAPOCOR or PNOC-EDC to request and utilize power from the Power Plant including, without limitation, problems in interconnection or transmission equipment located beyond the Points of Interconnection described in
Annex C.

NAPOCOR: The National Power Corporation.

NAPOCOR ELECTRIC SYSTEM INTEGRITY: Operation of NAPOCOR's electric system in a manner which minimizes risks of injury to persons and/or property and enables
NAPOCOR to provide

adequate and reliable electric service to its customers, all in accordance with generally and internationally-accepted utility practice.

NAPOCOR POWER: An amount of energy (in kWh) delivered to NAPOCOR on behalf of
PNOC-EDC measured in each one of the Plants at the high voltage side of the transformer (MP1) at the relevant Point of Interconnection as indicated in
Figures C.1.-C.4 in Annex C.

NET PLANT STEAM RATE: For each Plant, it is the total Geothermal Fluid flow into the that Plant over a given period of time, expressed in kilograms, divided by the Energy Delivered over the same period expressed in kWh. Any measurement of
Net Plant Steam Rate shall be corrected for variations in the Atmospheric
Conditions and in the Geothermal Fluid provided by PNOC-EDC during such period of time from the Geothermal Fluid Specifications using the Correction Curves.

NEWCO: The company organized under the laws of the Republic of the Philippines which will be a party to this Agreement by and under the terms of the Accession
Undertaking.

NOMINATED CAPACITY: The capacity or amount of power that the Operator guarantees in accordance with Section 6.13 to deliver to NAPOCOR on behalf of PNOC-EDC for a period of one year, including the Steamfield Power.

OPERATING PARAMETERS: The operating parameters set forth in Annex B4 attached hereto.

OPERATING REPRESENTATIVE: Individual(s) appointed by each Party and by NAPOCOR for the purpose of securing effective cooperation and interchange of information between the Parties and NAPOCOR in connection with administration and technical matters related to this Agreement and the Power Purchase Agreement.

OPERATION PERFORMANCE SECURITY: The Performance Security described in Section
3.1(d).

OUTAGE: The inability of the Operator to meet a capacity up to the Nominated
Capacity when requested by NAPOCOR, provided, that no Outage shall occur if:

     (a)  the capacity adjusted per the Correction Curves which the Operator makes available to NAPOCOR is at least equal to current Nominated
          Capacity less Steamfield Power; or

     (b)  PNOC-EDC fails to deliver or to accept Geothermal Fluid from any Plant or the Geothermal Fluid delivered to or accepted from any Plant varies from the Geothermal Fluid Specifications and such variation is outside the range of the Correction Curves, except that in as far as acceptance of Geothermal Fluid from the Operator is concerned,
          PNOC-EDC's obligation under the Geothermal Fluid Specifications is limited to the steam exit pressure only; or

     (c)  an Interconnection Failure has occurred; or

     (d)  the inability of the Operator is due to Force Majeure; or

     (e)  the inability of the Operator is due to Scheduled Maintenance provided that the number of hours in any one year under this clause (e) shall not be considered an Outage, if it does not exceed the number of
          Scheduled Maintenance hours stated for that year; or

     (f)  the failure by PNOC-EDC or NAPOCOR to request or utilize power from the Power Plant is due to any dispute between PNOC-EDC and NAPOCOR
          (under the Power Purchase Agreement or otherwise) which did not arise from any default of the Operator under this Agreement, including termination or expiration of the Power Purchase Agreement,

               OUTAGE HOUR: Any hour in which, due to Outage, the Operator failed, for a continuous period of thirty (30) minutes, to deliver power adjusted per the Correction Curves at a level of at least ninety five percent (95%) of the Nominated Capacity. For the purpose of defining Outage Hour, if NAPOCOR requests dispatch of capacity in excess of the amount defined in Subsection (a) of the definition of Outage, failure to deliver such excess amount shall not constitute an Outage Hour. For purpose of calculating the Total Outage Hours (TOH) for any given period (including
               Billing Period), the following formula shall be used:

                           n 0.95 x NC - (ACi + NRCi)

                TOH = (Sigma) ----------------------------------- x Wi

                      i=l0.95 x NC

where:

TOH    =   Total outage hours in any Billing Period.

NC     =   Nominated Capacity for that Billing Period expressed in kW.

n      =   The number of hours in that Billing Period.

ACi    =   The total power delivered during hour i expressed in kW adjusted per the Correction Curves.

NRCi   =   NC less power requested by NAPOCOR in hour i, expressed in kW.

wi     =   Variable for hour i defined as follows:

if,

1)  (ACi  +  NRCi)  (greater than or equal to) 0.95 x NC; or

2)  (ACi  +  NRCi)  (less than) 0.95 x NC for a period shorter than 30 continues minutes in hour i;

                         or

3)  Any of the events defined in Subsections (a), (b), (c), (d), (e) and (f) of the definition of Outage occurs during hour i,

then   wi = 0

otherwise   wi = 1

PARTIES: The contracting parties in this Agreement, referring to the Operator and PNOC-EDC.

PERFORMANCE SECURITY: The Construction Performance Security required to be posted by the Operator to guarantee its performance during the construction of the Power Plant and to be converted into the Operation Performance Security to guarantee Operator's performance during the Cooperation Period in accordance with Section 3.1 hereof.

PLANT: Each of the power plants as described in Annex B and Annex C and identified as follows: Plant 1 is the power plant in Mahanagdong "A" Area; Plant
2 is the power plant in Mahanagdong "B" Area; Plant 3 is the power plant in
Tongonan 1 Area; and Plant 4 is the power plant in Malitbog Area.

POINT OF INTERCONNECTION: The point at the interconnection facilities where the transfer and metering of electrical energy among PNOC-EDC, NAPOCOR and the
Operator takes place, which point shall be the transformer high side terminals at each Plant.

POLITICAL FM: An event specified in Section 14.1(b).

POWER PLANT: The Operator's generating equipment consisting of four (4) Plants including all of the step-up transformers and switching facilities, together with all protective and other associated

equipment and improvements, necessary to produce electrical energy at the Point of Interconnection of each Plant excluding associated land, land rights and interests in land, which equipment shall include the proposed Generating Units with a total gross capacity of 49.59 MW, conforming to the technical specifications set forth in Annex B and Annex C.

POWER PURCHASE AGREEMENT: The contractual agreement dated March 04, 1994 and addendum agreement dated May 06, 1994 between NAPOCOR and PNOC-EDC for the sale by PNOC-EDC of electric capacity and energy from the Leyte project including this Power Plant to NAPOCOR.

PROTECTIVE APPARATUS: The equipment and apparatus installed by the Operator and/or NAPOCOR pursuant to Sections 6.8 hereof.

SCHEDULED MAINTENANCE: The maintenance referred to in Section 6.14 and approved in accordance with section 6.15 and 6.16.

SCHEDULED OUTAGE: A planned interruption of the Power Plant's generating capability that has been scheduled with PNOC-EDC in accordance with Sections
6.14 and 6.15 and is for maintenance, testing, inspection, repair, overhauls, replacement, improvement or similar activity.

SITE: The land located at the Leyte Power Project Expansion Geothermal
Reservation to be provided by PNOC-EDC for the construction and operation (and purposes incidental thereto including all other areas reasonably required to perform the construction and operation) of the Power Plant as more particularly described in Annex A.

STEAMFIELD POWER: An amount of energy (in kWh) delivered to PNOC-EDC and measured in each one of the Plants at the relevant Points of Interconnection as indicated in Figures C.1 - C.4 of Annex C.

T-BILL RATE: The rate per annum, on any day, at which Philippine Treasury Bills
(with terms of thirty (30) days or if no such bill with a term of thirty (30)
days is issued such bill which is issued having the term nearest to thirty (30)
days) were issued by the Government on the Friday immediately preceding such day, or, if no such bills were issued on such Friday then the day immediately preceding such Friday on which such bills were issued.

TERMINATION DATE: The date upon which this Agreement is terminated pursuant to
Article 9 or 15.

TRANSFER DATE: The day following the last day of the Cooperation Period;
provided, however, that in case of termination of this Agreement pursuant to
Article 9, the Transfer Date shall be the date following full payment of the
Buyout Price as defined in Section 9.2.

TRANSMISSION LINE: Has the meaning specified in Section 4.2.

1.2  INTERPRETATION

     In this Agreement:

     (a)  any reference to an "Article", "Section", or "Clause" is a reference to an article or section hereof or an annex hereto or a clause or section in an annex hereto;

     (b)  the headings and sub-headings appear as a matter of convenience and shall not affect the construction of this Agreement;

     (c)  the singular includes the plural and vice versa, and words importing any gender include the other genders;

     (d)  a reference to a person includes a reference to a body corporate and to an unincorporated body of persons; and

     (e)  references to any Party include the successors and any permitted assigns of that Party.

1.3  ABBREVIATIONS

     In this Agreement:

     (a)  "$" and "dollar(s)" and "cents" denote lawful currency of the United
          States of America;

     (b)  "Ps" and "peso(s)" denote lawful currency of the Republic of the
          Philippines;

     (c)  "MW" denotes a megawatt;

     (d)  "MWh" denotes a megawatt hour;

     (e)  "kW" denotes a kilowatt;

     (f)  "kwh" denotes a kilowatt hour;

     (g)  "kV" denotes kilovolt;

     (h)  "DC" denotes direct current; and

     (i)  "AC" denotes alternating current.

ARTICLE 2 PROJECT

2.1  POWER FACILITY

     The Operator shall be responsible for the finance, design, supply, construction, testing operation and maintenance of four (4) Plants with an aggregate gross capacity of approximately 51.00 MW to be installed on the
     Site, whose net generation (exclusive of the Steamfield Power) shall be delivered to NAPOCOR on behalf of PNOC-EDC during the Cooperation Period.
     The Power Plant shall be located on the Site which shall be made available by PNOC-EDC at no cost to the Operator and subject to the provisions of
     Subsection 4.3.

2.2  ENERGY CONVERSION

     PNOC-EDC, at no cost to the Operator, shall supply and deliver all
     Geothermal Fluid and receive all Geothermal Fluid in conformity to the
     Geothermal Fluid Specifications needed by the Operator for each Plant to generate the electric capacity and energy required by NAPOCOR and PNOC-EDC for Steamfield Power up to the Nominated Capacity. The Operator shall convert such Geothermal Fluid and, on behalf of PNOC-EDC, deliver all electrical capacity and energy generated by the Power Plant to NAPOCOR less
     (i) energy required by the Operator for auxiliary purposes; and (ii) the
     Steamfield Power. PNOC-EDC shall pay the Operator conversion fees as provided in Section 5.4 or Article 8, as the case may be. It is the intention of the Parties, without creating a contractual obligation under this Agreement, thatPNOC-EDC shall exercise its best effort to increase the
     Geothermal Fluid inlet pressure to Plants 1,2 and 3 as per Geothermal Fluid
     Specifications to allow, to the extent possible, an increase in the
     Contracted Capacity of the Power Plant.

2.3  OWNERSHIP

     (a)  From the Effectivity Date until the Transfer Date, the Operator shall own the Power Plant and all the fixtures, fittings, machinery and equipment on the Site and used in connection with the Power Plant which have been supplied by it or at its cost, and the Operator shall operate and manage the Power Plant for the purpose of converting the
          Geothermal Fluid delivered by PNOC-EDC in accordance with this
          Agreement into electric capacity and energy.

     (b)  On the Transfer Date, ownership, management and operation of the Power
          Plant shall be transferred by the Operator to PNOC-EDC in accordance with Article 9 or 13 or 15, as applicable.

                                       10

     (c)  Ownership of the Site shall remain with PNOC-EDC at all times during the term of this Agreement.

2.4  COMMENCEMENT AND PROSECUTION OF THE PROJECT

     The Operator shall develop and construct the Power Plant, with such resources, construction equipment and temporary facilities as, in the judgment of the Operator, are sufficient to complete the Power Plant on or before the corresponding Guaranteed Commercial Operation Date. The capacity of the construction equipment and temporary facilities, sequence of operations, method of operations, and resources employed shall be such, in the judgment of the Operator, as to insure that the Commercial Operation
     Date of each Plant occurs on or before the relevant Guaranteed Commercial
     Operation Date.

ARTICLE 3 GENERAL RESPONSIBILITIES OF THE OPERATOR

3.1  CONSTRUCTION PERFORMANCE SECURITY

     (a)  To guarantee the faithful performance by the Operator of its obligation to completely construct the Power Plant in accordance with the terms and conditions of this Agreement, within ten (10) days of the Effectivity Date the Operator shall post and deliver the
          Construction Performance Security in a form acceptable to PNOC-EDC in a sum equivalent to One Hundred Dollars (US$100) per kilowatt (kW) of total Contracted Capacity for all the Plants or its equivalent in
          Philippine Pesos or other currencies. Prior to such delivery, the
          Operator shall ensure that the Bid Security required under the bid documents shall be extended until such time the Construction
          Performance Security shall have been posted and delivered; provided that, in the event that the Effectivity Date does not occur on or before March 01, 1996, the Parties shall discuss and agree on any further extension of the Bid Security. PNOC-EDC shall have recourse to the Construction Performance Security to satisfy the final judgment in an arbitral proceeding in accordance with Article 21.

     (b)  The Construction Performance Security shall be in any of the following forms: (i) cash; (ii) irrevocable letter of credit issued in a form and by a bank acceptable to PNOC-EDC, provided that if the letter of credit is issued by a foreign bank it must be confirmed by an acceptable local bank or offshore banking unit; (iii) a bank draft guarantee issued by an accredited local bank, or if the issuing bank is a foreign bank, such guarantee shall be confirmed by a local bank acceptable to PNOC-EDC; or, (iv) surety bond, callable on demand, from the Government Service Insurance System (GSIS). All foreign banks issuing a letter of credit or bank guarantee shall be required to submit itself to the jurisdiction of Philippine courts.

                                       11

     (c)  This Construction Performance Security shall be valid and in effect from ten (10) days after the Effectivity Date until the earlier of (i)
          the Guaranteed Commercial Operation Date plus six (6) months thereafter or (ii) such time it is converted into the Operation
          Performance Security..

     (d)  Effective on the Completion Date, the Operator shall either convert the Construction Performance Security into or post and deliver an
          Operation Performance Security which shall be in any of the forms provided above for the Construction Performance Security in an amount equivalent to Sixty-Six Dollars ($66) per kilowatt (kW) of Contracted
          Capacity, or its equivalent in Philippine pesos or other currencies.
          The Operation Performance Security shall guarantee the faithful performance by the Operator of its obligations during the Cooperation
          Period and, in case of abandonment, shall be forfeited in full in favor of PNOC-EDC.

     (e)  If any security furnished in connection with this Agreement subsequently becomes unacceptable to PNOC-EDC in its reasonable discretion, or if the issuing company fails to furnish reports as to its financial condition from time to time as requested by PNOC-EDC, the Operator shall promptly furnish an additional security or a replacement security as may be required to protect the interests of
          PNOC-EDC in the Project.

3.2  RESPONSIBILITY FOR DAMAGE AND LOSSES

     (a)  The Operator shall be responsible for and shall promptly repair all damage to property belonging to PNOC-EDC, NAPOCOR, private parties or the Government caused by the negligent acts or omissions of Operator, its employees, agents, representatives, contractors and
          subcontractors.

     (b)  Except as set forth herein, any and all losses and damages to the
          Power Plant, due to any cause or causes, whatsoever, that are the responsibility of the Operator, its employees, agents,
          representatives, contractors and subcontractors during the prosecution of the Agreement shall not relieve the Operator from any of its obligations under this Agreement.

     (c)  Except as otherwise provided for in this Agreement and except for causes attributable to PNOC-EDC, PNOC-EDC shall not be responsible for any damage due to any increased difficulty in the performance of the obligations under this Agreement on account of any hindrance or delay due to any cause whatsoever in the progress of the development, construction, operation or maintenance of the Power Plant. Except as otherwise set forth herein or to the extent arising from causes attributable to PNOC-EDC, no adjustment in the prices as set forth in

                                       12

          Article 8 shall be made on account of any such damage, increased difficulty, hindrance or delay, but said hindrance or delay may entitle the Operator to an extension of time for completing the construction of the Power Plant as herein provided.

3.3  ENVIRONMENT AND CHANGE OF LAWS

     (a)  Prior to the Effectivity Date, the Operator and PNOC-EDC shall mutually agree upon which requirements of the Environmental Compliance
          Certificate issued in respect of the Power Plant are to be performed by the Operator, and which requirements are to be performed by
          PNOC-EDC. The Operator shall keep the Site in a sanitary condition and in compliance with the environmental requirements and mitigation measures to be performed by the Operator pursuant to such
          Environmental Compliance Certificate, Authority to Construct, Permit
          to Operate, and in accordance with the laws of the Republic of the
          Philippines in effect as of the date hereof.

          The costs for compliance with the environmental requirements shall be charged to the account of the Operator except that (i) with respect to
          H2S emissions, if any control of such emissions will be required from
          Operator, then Operator will charge all costs related to the installation of necessary equipment and facilities for such control as well as all additional costs of operation and maintenance, to PNOC-EDC who agrees to pay Operator all such additional costs and PNOC-EDC shall have the right to approve the manner, method and associated proposed costs of compliance with such requirements and (ii) the
          Operator will comply with any environmental or non-environmental laws, rules and regulations (and official interpretations thereof) affecting the construction, operation or maintenance of the Power Plant or the
          Operator's costs that are adopted or changed after the date of this
          Agreement; provided that if such compliance would:

          (i)    result in the Plants being unable to operate at the Guaranteed
                 Net Plant Steam Rate in accordance with the Operating
                 Parameters, or otherwise in accordance with the specifications set forth in this Agreement; or

          (ii)   result in the interest of the Operator in the Power Plant
                 and/or the Operator's expectation of its economic return (net of tax or other imposition) on its investment being reduced or otherwise adversely affected; or

          (iii)  result in the scheduled Completion Date being delayed;

                                       13

          PNOC-EDC shall pay to the Operator the additional capital costs and expenses necessary to comply with such new requirements and PNOC-EDC shall have the right to approve the manner, method and associated proposed costs of compliance with such requirements. With respect to any disagreement or to other impacts resulting therefrom the Parties shall meet and endeavor to agree on amendments to this Agreement and if after sixty (60) days no such approval or agreement has been reached, then the provisions of Article 9 shall apply.

     (b)  If it is necessary, in the development, construction, operation or maintenance of the Power Plant, to interrupt or obstruct the natural flow of rivers or streams, the drainage of the surface, or the flow of artificial drains, the Operator shall provide adequate measures to prevent damage to either public or private properties. The Operator shall be liable for all damages caused by its negligence or willful misconduct with respect to such interruption or obstruction.

     (c)  Subject to Section 3.3 (a) and except for any liability which may arise from emissions of H2S prior to the installation of any H2S abatement system, the Operator shall assume responsibility for any costs and liabilities arising from any adverse environmental damage or health impacts that are caused by the Operator's negligence or willful misconduct in the construction, operation, and maintenance of the
          Plants and their related facilities.

3.4  ORGANIZATION

     (a)  The Operator shall maintain at the Site an efficient and capable organization with an adequate capacity and amount of construction, operating and maintenance equipment and facilities to satisfactorily develop, construct, operate or maintain the Power Plant in a safe, efficient, environmentally sound and professional manner.

     (b)  The Operator shall assign to the Site English-speaking foreign personnel. Any interpreters required shall be provided by the Operator at its expense.

     (c)  The Operator shall employ an engineer(s) appropriately licensed to practice in the Philippines who shall participate in the supervision of the development, construction, operation or maintenance of the
          Power Plant.

                                       14

ARTICLE 4 CONSTRUCTION OF THE POWER PLANT

4.1  MILESTONE DATES

     (a)  The Operator shall in good faith use all reasonable efforts to construct the Power Plant in accordance with the following schedule:

          Activity                                 Date

          Target Effectivity Date                  March 1, 1996

          Ordering of long lead items              the later of (i) July 1, 1996
          (turbogenerators)                        or (ii) 120 days after the
                                                   Effectivity Date

          Start of Commissioning Period of         May 1, 1997
          Plants 1, 2, and 3.

          Start of Commissioning Period of         October 1, 1997
          Plant 4

          Scheduled Completion Date for            September 1, 1997
          Plants l, 2, and 3

          Scheduled Completion Date for            January 1, 1998
          Plant 4

          Guaranteed Commercial Operation Date     September 25, 1997
          for Plants 1, 2 and 3

          Guaranteed Commercial Operation Date     January 25, 1998
          for Plant 4

          If the Commercial Operation Date of any Power Plant does
          not occur on or before the relevant Guaranteed Commercial
          Operation Date, the Operator shall be subject to the
          penalty provisions set forth in Section 4.11.

     (b)  Each of the dates set forth in Section 4.1(a) shall be extended by the duration of any event of Force Majeure or any breach by PNOC-EDC of any of its obligations under this Agreement or any delays as a result of requirements upon the Operator by PNOC-EDC or by any relevant
          Government authority to install an H28 abatement system. In addition, if the date for ordering the long-lead items is after July 1, 1996 as provided in clause (a) above, each of the dates set

                                       15

          forth in Section 4.1(a) shall be extended day for day for the period between July 1, 1996 and such date.

4.2  TRANSMISSION LINE, INTERCONNECTION AND GEOTHERMAL FLUID

     (a)  PNOC-EDC shall ensure that on or before each of the dates specified in
          Section 4.1(a), for the Start of Commissioning of each Plant as such dates may be extended pursuant to Section 4.1(b) for reason of Force
          Majeure, a 230 kV transmission line, including all interconnection facilities up to and including the Point of Interconnection for such
          Plant on the side of the transmission line (collectively, the
          "Transmission Line"), is installed and is capable of being connected to the Plants and receiving all power generated by those Plants which are about to be commissioned, plus any Plants already in operation.

     (b)  PNOC-EDC shall likewise ensure that on each of the dates specified in
          Subsection 4.1(a) for the Start of Commissioning Period for each Plant
          Geothermal Fluid and the acceptance of the down stream Geothermal
          Fluid from the Plants complying with the Geothermal Fluid
          Specifications are made available to the Operator.

     (c)  The Operator shall construct and maintain all interconnection facilities on the Plants' side of the Point of Interconnection.

4.3  SITE PROVISION

     (a)  PNOC-EDC shall make the Site available exclusively to the Operator for the purpose of building and operating the Power Plant, free and clear of liens and encumbrances that could interfere with the Operator's construction or operation of the Plants and at no cost to the
          Operator, and the Operator shall have the right to possess, use and enjoy the Site for the period from the Effectivity Date until the
          Transfer Date. The inability of PNOC-EDC to comply with its obligations under this Section 4.3 shall constitute a Political Force
          Majeure. Ownership and administration of the Site shall remain with
          PNOC-EDC throughout the effectivity of this Agreement. PNOC-EDC shall be responsible for, and hold the Operator and its successors and assigns harmless from, all claims by third parties relating to the land provided for the Site, including, without limitation, claims under colour of ownership of any interest in such land, real estate and other taxes or other claims that might give rise to any lien on the land or any improvements to it (other than those claims arising out of the Operator's construction, operation or maintenance of the
          Power Plant). If PNOC-EDC fails to duly satisfy such claims on a timely basis, the Operator

                                       16

          may do so (at his sole discretion and upon prior consultation with
          PNOC-EDC) and PNOC-EDC shall promptly reimburse such expenses.

     (b)  The Operator shall not obstruct any existing road or drainage or disturb existing structures and facilities on the land so furnished for construction purposes unless and until given written permission by appropriate authorities. Unreasonable withholding or delay of such permission shall constitute Force Majeure.

     (c)  PNOC-EDC shall make available to the Operator, free and clear of liens and encumbrances that could interfere with the Operator's construction or operation of the Plants and at no cost to the Operator, all other lands, easements, and rights-of-way for developing, constructing, operating, or maintaining the Plants (including areas and temporary access for the disposal of spoils) or such other purposes which the
          Parties agree are necessary in the implementation of this Agreement for the period from the Effectivity Date until the Transfer Date.

4.4  INGRESS AND EGRESS RIGHTS OF OPERATOR

     PNOC-EDC shall ensure that all necessary access to and from the Site is made available to the Operator, its employees, contractors, subcontractors and advisers, at no cost to the Operator, for the period from the date of this Agreement until the Transfer Date.

4.5  EQUIPMENT IMPORTATION

     (a)  The Operator shall be responsible for the importation and transportation to the Site of all equipment for development and operation of the Power Plant, and construction of the Power Plant. It is the responsibility of the Operator to secure from the Government, its agencies and instrumentalities, the necessary permits, licenses, and other documents for the importation of the Operator-owned construction or maintenance equipment that it may decide to bring into the country for use in connection with this Agreement. PNOC-EDC shall use its best efforts in assisting the Operator to obtain all such licenses and documents.

     (b)  PNOC-EDC shall use its best efforts to cause the Government to grant the Operator exemptions from all custom duties or other importation or exportation tax in respect of all items of plant, machinery and ancillary items, including consumables and spare parts, required for the construction, operation, maintenance and repair of the Power
          Plant, provided however that if such exemptions are not obtained, the provisions of Section 8.6 shall apply.

                                       17

     (c)  Any delays caused by meeting customs procedures for material equipment and supplies or in obtaining necessary permits, licenses, and other documents caused by an event of Force Majeure and to the extent that they affect the Operator's ability to undertake its performance under this Agreement shall extend the project milestone dates set forth in
          Subsection 4.1(a) equivalent to the period of the delay in obtaining such permits, licenses and other documents. The Operator or PNOC-EDC shall promptly notify the other Party of each such delay, and the
          Parties shall cooperate to promptly satisfy the relevant authority and remove the cause of the delay. Any delay in excess of sixty (60) days after notification by the Operator to PNOC-EDC shall cause Article 9 to apply. The Operator shall not be subject to delay penalties as a result of such a delay.

4.6  PERMITS

     Following the Effectivity Date, the Operator, at no cost to PNOC-EDC, shall be responsible for securing from the Government all requisite authorizations, licenses and permits not previously provided under the provisions of Article 26 for the construction and operation of the Plants, their associated facilities, and related waste management facilities, except the Environmental Compliance Certificate, which shall be obtained by
     PNOC-EDC. PNOC-EDC shall cooperate with and use its best efforts to assist the Operator in obtaining such authorization, licenses and permits.

     Any delays, caused by an event of Force Majeure and to the extent that they materially affect the Operator's ability to undertake its performance under this Agreement, caused in obtaining requisite authorizations, licenses and permits shall extend the Completion Date and other benchmark dates day for day. The Operator or PNOC-EDC shall promptly notify the other Party of each such delay, and the Parties shall cooperate to promptly satisfy the relevant Authority and remove the cause of delay. Any delay in excess of sixty (60) days after notification shall cause Article 9 to apply. The
     Operator shall not be subject to delay penalties as a result of such a delay.

4.7  DRAWINGS, DOCUMENTS, DATA & INSTRUCTIONS

     The Operator shall comply with the following on matters of drawings and other documentary information, and PNOC-EDC rights thereto:

     4.7.1 SUBMISSION OF DRAWINGS AND DATA

          The Operator shall submit to PNOC-EDC copies of all drawings, plans, calculations, operating and maintenance instructions and, in general, copies of all material documents related to the Power Plant reasonably requested for reference and information. Prior to the start of construction,

                                       18

          within thirty (30) working days following receipt thereof, PNOC-EDC shall describe to the Operator in writing any flaws perceived by
          PNOC-EDC in the designs. Failure by PNOC-EDC to describe any flaws in such designs within such thirty (30) day period shall be deemed
          PNOC-EDC's waiver of its right to describe such flaws.

          The Operator shall also advise PNOC-EDC of the names of potential suppliers of material components or material services who have been shortlisted by the Operator. Within thirty (30) working days following receipt of such advice, PNOC-EDC shall advise the Operator of any such potential suppliers to which PNOC-EDC objects, together with the reasons for objection and may request the Operator to exclude such suppliers from the shortlist. The Operator shall comply with such requests by PNOC-EDC as it shall deem reasonable.

          Following the start of construction by the Operator on the Site, and in any case not earlier than 120 days after the Effectivity Date, the above-mentioned thirty (30) working days periods shall be reduced to fifteen (15) working days.

     4.7.2 MODIFICATION RIGHTS

          During the same thirty (30) or fifteen (15) working day period following the receipt of the documents or list of such suppliers under
          Section 4.7.1, PNOC-EDC shall have the right to require modifications to the design as it deems necessary within the scope of work set forth in Annex B and Annex C for proper and safe operation of the Power
          Plant as it affects the operation of the PNOC-EDC geothermal fluid collection and disposal system and the NAPOCOR power system. In the event PNOC-EDC requests any Elective Modifications, then the Parties shall negotiate in good faith (i) to adjust the Contract Capacity
          Price to maintain the Operator's economic return on its investment as if no such Elective Modifications were performed and (ii) adjust the dates set forth in Section 4.1 to reflect any delays in designing such
          Elective Modifications and any additional time required by the
          Operator to complete such Elective Modifications; provided that the
          Operator shall not be required to make such Elective Modifications if such Elective Modifications would likely impair the Operator's ability to perform its obligations hereunder. In the event the Parties are unable to reach agreement on such adjustments within sixty (60) days following PNOC-EDC's request, PNOC-EDC may withdraw such request.
          Thereafter, if such request is not withdrawn, the Operator shall either comply with such request or terminate this

                                       19

          Agreement by giving written notice of termination to the PNOC-EDC;
          provided, however, that if the Operator gives such a written notice of termination to PNOC-EDC, PNOC-EDC shall have five (5) working days following delivery of such notice of termination to again withdraw its request. If such request is withdrawn by PNOC-EDC such written notice of termination will be of no effect. Upon such termination, the provisions of Article 9 shall apply. If, following the process as described in this Subsection 4.7.2, in the Operator's reasonable judgment a delay has been caused to its construction schedule, and such a delay is not due to a flaw in the Operator's drawings, the dates set forth in Subsection 4.1(a) shall be extended and adjusted proportionally to such a delay.

     4.7.3 FUTURE MODIFICATION

          All changes to the design of the Power Plant desired by the Operator shall be subject to the review and approval of PNOC-EDC and such approval shall not be unreasonably withheld. Except as set forth in
          Section 4.7.2 and this section, neither Party shall have the right to make or require any changes in the design of the Power Plant without the prior written consent of the other Party.

     4.7.4 CONSTRUCTION SCHEDULE

          The Operator shall submit to PNOC-EDC a detailed construction schedule of the Power Plant within three (3) months following the Effectivity
          Date. This schedule shall contain, in particular, dates for the submission of all drawings, documents and data, acceptance thereof, witnessing of tests and the overall procurement schedule. PNOC-EDC shall have the right to review and approve, which approval shall not be unreasonably withheld, the construction schedule of the Power
          Plant. Failure to disapprove such schedule within thirty (30) days following receipt of the same shall be deemed PNOC-EDC's approval of the same.

     4.7.5 MONITORING RIGHTS

          PNOC-EDC shall be entitled at its own cost to monitor the progress and quality of the construction and installation work. For this purpose, the Operator shall:

     (a)  submit to PNOC-EDC a monthly progress report in such detail and format as may be reasonably requested by PNOC-EDC;

                                       20

     (b)  ensure that PNOC-EDC and any experts appointed by PNOC-EDC in connection with the Power Plant are afforded reasonable access to the
          Site at times to be agreed with PNOC-EDC provided that such access does not materially interfere with the development, construction, operation or maintenance of the Power Plant or expose any person on the Site to any danger; and

     (c)  make available for inspection at the Site copies of all plans and designs.

     4.7.6 DRAWINGS AND DOCUMENTS TO BE PROVIDED

          The Operator shall furnish PNOC-EDC drawings and technical details that are prepared by or on behalf of the Operator such as, but not limited to, the following:

     (a)  arrangement plans for the general layout of machinery and equipment;

     (b)  general and detailed drawings and specifications for electromechanical works;

     (c)  general and detailed drawings and specifications for civil and architectural works; and

     (d)  operation and maintenance manuals

          in accordance with the construction schedule as submitted and approved in accordance with Section 4.7.4.

          Within six (6) months following the Commercial Operation Date of the last Plant, the Operator shall supply PNOC-EDC with three (3) copies of all "as built" plans, drawings, and design calculations related to construction and the performance of the Power Plant as well as quality assurance records, one of which copies shall be reproducible.

4.8  DISCLAIMER

     The following disclaimer shall be recognized in this Agreement:

     (a)  Any engineering review by PNOC-EDC of the Power Plant is solely for its information. By making such review PNOC-EDC makes no
          representation as to the engineering soundness of the Power Plant.

     (b)  The Operator shall in no way represent to any third party the engineering soundness of the Power Plant as a result of the review made by PNOC-EDC.

                                       21

     (c)  Subject to the other provisions of this Agreement, the Operator is solely responsible for the economic and technical feasibility, operational capability and reliability of the Power Plant.

     (d)  PNOC-EDC shall not be liable to the Operator for, and the Operator shall defend, hold harmless, and indemnify PNOC-EDC from, any claim, cost, loss, damage, or liability arising from any contrary representation made by the Operator concerning the effect of
          PNOC-EDC's engineering review of the Power Plant.

4.9  RESPONSIBILITY FOR UTILITIES

     The Operator and PNOC-EDC shall be each responsible for the provision of needed utilities, such as electric service, water, communications and the like, necessary during the construction and operation of the Power Plant according to the requirements of Annex B2.3 and Annex B3 respectively.

4.10 DELAYS

     Should the Operator be obstructed or delayed at any time in the progress of the construction work due to any of the following causes:

          (i)    Failure of the Operator to obtain the necessary access to the
                 Site, or failure of PNQC-EDC to deliver and accept geothermal fluid meeting the Geothermal Fluid Specifications; or the
                 failure of PNOC-EDC to fulfill any of its other obligations that at Operator's reasonable judgment will cause a delay in the scheduled Completion Date; or the failure of the Operator, for reasons not attributable to the Operator, to obtain the
                 Authorization to Construct and Permit to Operate; or

          (ii)   Any delay described in Sections 4.5 and 4.6, or any delay
                 caused by a PNOC-EDC directed modification in accordance with
                 Subsection 4.7.2 other than a modification which is
                 necessitated by a flaw in the Operator's drawings or any delays as a resultof requirements upon the Operator by PNOC-EDC or by any relevant Government authority to install an H2S abatement system; or

          (iii)  Delays due to Force Majeure conditions:

     the Operator shall promptly notify PNOC-EDC of such delay, including details and supporting documents reasonably calculated to describe the problem, steps taken to resolve it and any proposed cooperative solution.
     Any delay under the terms of this

                                       22

     Section 4,10 shall extend day for day, unless otherwise agreed between the
     Parties, the Guaranteed Commercial Operation Date and all other related target dates directly related to the delay and within the responsibility of
     Operator.

4.11 PENALTY DUE TO DELAYS

     (a)  In the event the Commercial Operation Date of any individual Plant does not occur on or before the relevant Guaranteed Commercial
          Operation Date (as the same may be extended pursuant to this Agreement or by mutual agreement), the Operator shall pay PNOC-EDC an amount as defined in Annex 13. If the Operator fails to pay such amount within five (5) working days after due, PNOC-EDC shall have the right to draw on the Construction Performance Security to the extent of the amount defined in Annex E. In no event shall the aggregate amount of penalties for delay exceed the sum of $5,700,000.

     (b)  In the event that the Commercial Operation Date of any Plant does not occur within one hundred fifty (150) calendar days following the
          Guaranteed Commercial Operation Date for that Plant (as the same may be extended pursuant to this Agreement or by mutual agreement) then
          Section 15.4.1 shall apply.

4.12 LIGHTS AND BARRIERS

     During construction, the Operator shall put up and maintain at the Site such danger lights and barriers as the Operator deems reasonably necessary to prevent all accidents in consequence of the development or construction of the Power Plant. If work is done at night, the Operator shall maintain from sunset to sunrise during the performance of such work such adequate lighting on or about the Site and on the work area as the Operator deems necessary for the safety of the construction forces and for the proper observance and inspection of the construction and erection activities.

ARTICLE 5 TESTING OF THE FACILITY

5.1  TESTING PROCEDURES

     The procedures for the testing of the Power Plant set forth in Annex F shall be followed by the Operator.

5.2  TEST SCHEDULES

     (a)  The Operator and PNOC-EDC shall agree on test schedules and schedules of Geothermal Fluid requirements for the tests for the Power Plants.
          The schedules shall take into consideration the operational requirements of PNOC-

                                       23

          EDC and NAPOCOR, provided, however, that the Operator shall not be delayed by more than 7 calendar days in his proposed test schedules.

     (b)  In so far as Plants 1,2 and 3 are concerned, the Operator agrees to accept Geothermal fluid for a total period of three (3) months during the commissioning period. Over these three (3) months the Operator, at
          Operator's request, shall be entitled to two (2) months of Geothermal
          Fluid supply for plant 3 and two (2) months of Geothermal Fluid supply for Plants 1 and 2.

5.3  NOTICE OF TESTS

     The Operator shall notify PNOC-EDC at least fifteen (15) calendar days prior to carrying out any tests on the Power Plant and prior to:

     (a)  the initial parallel operation of each of the Operator's Plants; and

     (b)  all testing of the Protective Apparatus.

5.4  TESTS BEFORE COMPLETION

     (a)  PNOC-EDC reserves the right to witness all tests, including equipment testing at the Operator's or other subcontractor's or equipment supplier's premises during the course of this Agreement. NAPOCOR shall have the right to have a representative present at all tests of the
          Protective Apparatus.

     (b)  The representatives of PNOC-EDC shall have the right to be present during any test activity done by the Operator on the Power Plant.
          Tests conducted without the presence of PNOC-EDC's representative shall not be valid for the purposes of this Agreement; provided that if the Operator has complied with the notice provisions of Section 5.3 and PNOC-EDC representative fails to be available for such tests at the scheduled time, the Operator may conduct such tests and such tests shall be valid for the purpose of this Agreement and the Operator shall have the right to issue, without need of PNOC-EDC's concurrence, the certificates required by Section 5.4(c).

     (c)  Upon completion of any test, the Operator and PNOC-EDC shall jointly issue a certificate that testing has been done on each Plant and that agreed testing procedures shown in Annex F had been followed.

     (d)  The Operator shall use best efforts to demonstrate the Power Plant's ability to provide to NAPOCOR on behalf of PNOC-EDC the Contracted
          Capacity. If, pursuant to the tests performed pursuant to this Article
          5, any Plant is unable to demonstrate a capacity equal to its proportional portion of the Contracted

                                       24

          Capacity, then the Operator shall perform the tests required by this
          Article 5 at such other capacity as the Operator elects. Upon completion of such tests, the Parties shall certify the Completion
          Date for the relevant Plant.

     (e)  No later than seven (7) calendar days after the Completion Date of each Plant, the Operator shall notify PNOC-EDC of the adjusted
          Nominated Capacity of the Power Plant for the first year of operation.
          The total Nominated Capacity of the Power Plant for the first year of operation shall be adjusted upon the Completion Date of each Plant in order to include the proportional portion of the Nominated Capacity related to that completed Plant.

     (f)  All costs, excluding Geothermal Fluid, incurred during the testing of the Power Plant shall be borne by the Operator.

     (g)  Energy generated during testing shall be delivered to NAPOCOR on behalf of PNOC-EDC and paid for by PNOC-EDC at fifty percent (50%) of the rate actually paid by NAPOCOR to PNOC-EDC. The Operator shall bill
          PNOC-EDC for such energy in accordance with Section 8.4.

     (h)  Notwithstanding anything to the contrary in this Agreement, in the event that, from and after the date set forth in Section 4.1 for the start of commissioning of a Plant, that Plant is capable of being tested, but performance tests required under Section 5.4(d) cannot be performed because of:

          (i)    an Interconnection Failure; or

          (ii)   PNOC-EDC's failure to deliver or accept Geothermal Fluid as specified in the Geothermal Fluid Specifications; or

          (iii)  the Operator's failure to receive all permits, licenses, other governmental approvals and utilities required for operation of the Power Plant, notwithstanding its reasonable efforts to obtain the same, and assuming the Operator has complied with the scope of work set forth in Annex B; or

          (iv)   PNOC-EDC or NAPOCOR's failure to provide any personnel or
                 resource necessary to witness and approve such testing; or

          (v)    any dispute between PNOC-EDC and NAPOCOR (under the Power
                 Purchase Agreement or otherwise) which did not arise from any default of the Operator under this Agreement, including the termination or expiration of the Power Purchase Agreement, then, in any such events, the Completion Date for such Plant(s)
                 shall be deemed to have occurred and

                                       25

                 PNOC-EDC shall be obligated to commence payments of the
                 Capacity Payments and the Energy Fee to the Operator on and
                 from the Completion Date provided, however, that Completion
                 Date for such payments shall not occur prior to August 1, 1997.
                 The capacity for purposes of calculating the Capacity Payments payable under this Subsection shall be deemed to be delivery of
                 Nominated Capacity equal to the Contracted Capacity of such
                 Plant(s).

     At such time when all events described in subparagraphs (i), (ii), (iii),
     (iv) and (v), above have been cured and no longer exist regarding the affected Plant, the Operator shall perform the performance tests required under Section 5.4(d) and advise PNOC-EDC of the adjusted Nominated Capacity of the Power Plant and thereafter shall receive Capacity Payments based on the adjusted Nominated Capacity.

     In the event that the Operator is unable to pass all of the Plant's performance tests as set forth herein and provided that such tests are conducted within six (6) months from the Completion date of the affected
     Plant, the Operator will be obligated to refund or credit against future capacity made available and actually delivered to PNOC-EDC that amount of
     Capacity Payment actually received by the Operator prior to and during such tests which exceeds the amount of Capacity Payment which the Operator would have been paid at the lower capacity rating actually demonstrated in testing the Plant.

     In the event there is a difference of opinion about test results before or during the Cooperation Period, which cannot be resolved by the Parties within seven (7) days, the controversy shall be resolved by a reputable engineering firm chosen in advance as provided herein after. The Operator shall propose the engineering firm, acceptable to PNOC-EDC which acceptance shall not be unreasonably withheld, and the Parties will agree on such engineering firm not later than six (6) months prior to the estimated start of the Commissioning Period for the first Plant. The Parties shall equally share any costs associated with this procedure.

5.5  TESTS DURING COOPERATION PERIOD

     The net plant capacity and the Net Plant Steam Rate shall be tested every year in the presence of PNOC-EDC personnel following the procedures set forth in Annex F. This test shall be performed at the Operator's election within six (6) months after completion of the annual maintenance on each individual Plant and shall form the basis for determining the Nominated
     Capacity for the following year under Section 6.13. The Operator shall be entitled to repeat any of the aforesaid tests. If any of the events described in Subsection 5.4(h) affect the results of any such tests, the provisions of Subsection 5.4(h) shall apply for purposes of determining
     Nominated Capacity for such year.

                                       26

ARTICLE 6 OPERATION OF THE FACILITY

6.1  COMPLETION DATE

     (a)  Upon the substantial completion of the Power Plant and subject to confirmation by PNOC-EDC (which confirmation shall not be unreasonably withheld), the Operator may certify that the Completion Date of the
          Power Plant has occurred notwithstanding that the Power Plant is unable to produce the Contracted Capacity adjusted per the Correction
          Curves or to achieve the Guaranteed Net Plant Steam Rate, but in that event adjustments shall be made to the Capacity Payments in accordance with the penalty provisions of Subsection 8.3.1; provided, however, that such certification may not be made if the Power Plant is unable to produce at least seventy percent (70%) of the Contracted Capacity, after application of the Correction Curves.

     (b)  On the Completion Date of the Power Plant, the Operator shall commence the delivery of electric capacity and energy to NAPOCOR on behalf of
          PNOC-EDC and shall be paid for such delivery in accordance with the provisions of Section 8.3. All other related provisions on the operation of the Power Plant and the tariffs, discounts, bonuses, and penalties on the regular sale of electric capacity and energy shall also take effect on this date.

6.2  POWER RATES FOR INITIAL DELIVERY

     In the event that the Completion Date of any Plant falls on a date other than the Commercial Operation Date, PNOC-EDC shall pay the Contract
     Capacity Price for the Power Plant to the Operator on a prorated basis based on the number of days elapsed from the Completion Date.

6.3  DEDICATION OF FACILITY

     The Operator shall operate and dedicate all energy and capacity of the
     Power Plant (net of Operator's and PNOC-EDC's usage allowed hereunder) to
     NAPOCOR.

6.4  OPERATING PARAMETERS

     The Operator shall operate the Power Plant following the Operating
     Parameters as stipulated in Annex B(4).

                                       27

6.5  DISPATCH PROCEDURE

     It is the expectation of the Parties that the Plant(s) will be operated as base-load plant(s). However, the Operator shall Control and operate the
     Plant(s) consistent with NAPOCOR's dispatch requirements and the Plant(s)
     shall be so capable.

6.6  ENGINEERING STANDARDS

     The Power Plant shall be designed, operated and maintained by the Operator in accordance with prudent industry standards and good engineering practices.

6.7  ENVIRONMENTAL STANDARDS

     Subject to the provisions of Section 3.3(a), the Power Plant shall be designed, constructed, operated and maintained by the Operator in accordance with R.A. 6969 and DENR Administrative Orders 14, 34 and 35, and
     other applicable environmental standards and regulations, and in particular with the requirements of the Environmental Compliance Certificate, the
     Authority to Construct, and the Permit to Operate issued in respect of the
     Power Plant. In case of any changes in law or official interpretation of law, Section 3.3 shall apply.

6.8  PROTECTIVE DEVICES

     The Operator shall install Protective Apparatus in accordance with general specifications for such equipment and as approved by PNOC-EDC, NAPOCOR and the Operator conforming to the specifications set forth in Annex B and
     Annex C, to ensure the NAPOCOR Electrical System Integrity. The Power Plant
     shall be operated by the Operator with all of the Protective Apparatus in service whenever it is connected to or is operated in parallel with the
     NAPOCOR electric system.

6.9  INTEGRITY LOSS

     If, at any time, NAPOCOR reasonably doubts the integrity of any of the
     Operator's Protective Apparatus and reasonably suspects that such loss of integrity would be hazardous to the NAPOCOR Electric System integrity, the
     Operator shall demonstrate, to NAPOCOR's and PNOC-EDC's reasonable satisfaction, the correct calibration and operation of the equipment in question. If not so reasonably satisfied, NAPOCOR shall have the right to disconnect the Operator and refuse to receive the energy delivered by the
     Power Plant and, for the duration of such disconnection, the Power Plant shall be deemed to have suffered an Outage for billing purposes. The inability of the Operator to meet capacity by reason of any demonstration made by the Operator under this

                                       28

     Section 6.9 shall not be an Outage if the Operator is able to show correct calibration and operation of Protective Apparatus.

6.10 SETTINGS OF PROTECTIVE DEVICES

     All settings of all Protective Apparatus shall be subject to the reasonable approval of NAPOCOR. Tests and calibration of this Protective Apparatus shall be at the expense of the Operator.

6.11 SERVICE COMMITMENT

     At NAPOCOR's request, the Operator shall make all reasonable efforts on behalf of PNOC-EDC to deliver energy during periods of Emergency.

6.12 MAINTENANCE DURING EMERGENCY

     In the event that the Scheduled Maintenance coincides with an Emergency, the Operator shall make all reasonable efforts to reschedule such Scheduled
     Maintenance.

6.13 ANNUAL CAPACITY NOMINATION

     (a)  The Nominated Capacity of the Power Plant shall be specified by the
          Operator for the second year and each subsequent year of the
          Cooperation Period no later than thirty (30) calendar days prior to the anniversary of the first Commercial Operation Date of the Power
          Plant.

     (b)  If, for a particular year, the Operator fails to specify a Nominated
          Capacity, then the lower of the Contracted Capacity, the last
          Nominated Capacity or the last capacity demonstrated in testing in accordance with Section 5.5 adjusted per Correction Curves shall be the Nominated Capacity for that particular year.

6.14 MAINTENANCE SCHEDULE

     The Operator shall submit a written maintenance schedule for the necessary overhaul, maintenance, inspection and repair of the Power Plant no later than one hundred (100) calendar days prior to the start of each calendar year following the Commercial Operation Date of the Power Plant setting forth the Operator's proposed Scheduled Maintenance for such year provided, however, that each Plant shall not be scheduled for Scheduled Maintenance for more than twenty-one (21) days per year in which a major overhaul of that Plant occurs, and seven (7) days per year in which no major overhaul occurs, and the interval between major overhauls of each Plant shall not be less than a cycle of two years.

                                       29

6.15 APPROVAL OF MAINTENANCE SCHEDULE

     PNOC-EDC shall notify the Operator, within forty-five (45) calendar days after receipt of each maintenance schedule from the Operator, whether the requested maintenance schedule is approved, which approval shall not be unreasonably withheld. If not approved, the Parties shall promptly and in good faith negotiate an alternative mutually-agreeable maintenance schedule.

6.16 APPROVAL OF OVERHAULS

     The Operator shall not schedule major overhauls without the prior approval of PNOC-EDC and such approval shall not be unreasonably withheld or delayed.

6.17 COMPLIANCE WITH APPROVED MAINTENANCE SCHEDULE

     The Operator shall perform Scheduled Maintenance on the Power Plant during the periods set forth in the maintenance schedule approved pursuant to
     Section 6.15, unless such other times are approved by PNOC-EDC, and such approval shall not be unreasonably withheld.

6.18 UNSCHEDULED OUTAGE

     The Operator shall immediately notify PNOC-EDC, and NAPOCOR on behalf of
     PNOC-EDC, of any unscheduled Outage and the estimated duration of such
     Outage.

6.19 DAILY OPERATING REPORT

     For record purposes, the Operator shall keep PNOC-EDC and NAPOCOR's power management center regularly informed as to the daily results of operation and generation capability of the Power Plant, including, without limitation, any Outages.

6.20 OPERATING RECORDS

     The Operator shall maintain an operating log for each Plant with records of:

     (a)  real and reactive power production,

     (b)  changes in operating status,

     (c)  Outages,

     (d)  Protective Apparatus operations, and

                                       30

     (e)  any unusual conditions found during inspections.

     Changes in the setting of Protective Apparatus shall also be logged. In addition, the Operator shall maintain customary records applicable to the
     Power Plant, including maintenance and overhaul records, the electrical characteristics of the generator and settings or adjustments of the generator control equipment and Protective Apparatus. At the end of the
     Cooperation Period, such records shall be turned over to PNOC-EDC at no cost.

6.21 PNOC-EDC ACCESS TO THE POWER PLANT

     Upon at least twenty four (24) hours advance notice under normal circumstances, PNOC-EDC shall have rights of access to the Power Plant at mutually agreed upon times for the purpose of monitoring the Operator's operation and maintenance of the Power Plant, subject only to any reasonable restrictions that the Operator may impose for reasons of personnel and equipment safety and to avoid any impairment to the operations or maintenance of the Power Plant. However, in the event of an emergency, no advance notice shall be required provided that PNOC-EDC representative shall be accompanied by the Operator's representative. The
     Operator shall make the necessary arrangements to allow free access at any time to PNOC-EDC equipment.

ARTICLE 7 GEOTHERMAL FLUIDS

7.1  GEOTHERMAL FLUID SUPPLY

     (a)  PNOC-EDC shall supply and accept at no cost to the Operator the total
          Geothermal Fluid requirements and output of the Power Plant. Such
          Geothermal Fluid shall conform to the Geothermal Fluid Specifications.

     (b)  If neither Party shall have reason to believe that any Geothermal
          Fluid delivered to or accepted from the Site do not comply with the
          Geothermal Fluid Specifications, that Party shall promptly notify the other Party. Such notice shall be reasonably detailed and focused on possible solutions to the problem.

7.2  NON-CONDENSIBLE GASES & NON-GEOTHERMAL WASTE

     Except as provided for in Sections 3.3 and 11.2, the Operator shall be responsible for disposal of non-condensible gases resulting from the operation of Plant 4 and all non-Geothermal Fluid related waste arising from the Operator's construction, operation or maintenance of the Power
     Plant. If requested by the Operator, PNOC-EDC shall dispose of such waste at the Operator's cost, such disposal to be in accordance with applicable law. The disposal activities of PNOC-EDC on behalf of Operator shall be subjected to a

                                       31

     separate Waste Disposal Agreement between PNOC-EDC and the Operator. This disposal shall be in accordance with the requirements of the Environmental
     Compliance Certificate issued in respect of the Power Plant and attached hereto as Annex L.

7.3  SURPLUS CONDENSATE

     The Operator shall deliver to PNOC-EDC and PNOC-EDC shall accept for disposal at no cost to the Operator all surplus condensed geothermal steam, including cooling tower blowdown; provided, however, such surplus condensate complies with the specifications set forth in Annex C.

7.4  OTHER GEOTHERMAL WASTE

     Except as set forth in Section 7.2, PNOC-EDC shall be responsible at no cost to the Operator for the disposal of all waste products related to the
     Geothermal Fluid and/or steam supplied by PNOC-EDC for the operation or testing of the Power Plant. This disposal shall be in accordance with the requirements of the Environmental Compliance Certificate issued in respect of the Power Plant and attached hereto as Annex L.

7.5  ENERGY MANAGEMENT

     The Operator shall use its reasonable efforts to optimize steam and electricity use and shall exercise due diligence in the operation and management of main and auxiliary machinery so as to minimize energy consumption and waste.

ARTICLE 8 DELIVERY OF CAPACITY AND ENERGY

8.1  OBLIGATIONS OF THE PARTIES

     (a)  The Operator hereby agrees to convert PNOC-EDC's Geothermal Fluid into electric energy and PNOC-EDC hereby agrees to sell to NAPOCOR, at the
          Point of interconnection, the Nominated Capacity and energy delivered by the Operator to NAPOCOR on behalf of PNOC-EDC during the
          Cooperation Period less any Steamfield Power. PNOC-EDC agrees to pay the Operator for the Nominated Capacity and energy delivered by the
          Operator at the Points of Interconnection for NAPOCOR Power and
          Steamfield Power.

     (b)  During the testing prior to the Completion Date of each Plant, the
          Operator shall not receive any payments for Contracted Capacity or
          Nominated Capacity for that Plant but shall receive payments for energy as set forth in Section 5.4(g).

     (c)  From and after the Completion Date of each Plant, the Operator shall make available electric capacity of that Plant and shall deliver energy in accordance with

                                       32

          this Agreement and receive the Capacity Payments and receive or make the Energy Fee described in Section 8.3.2.

8.2  METERING

     8.2.1 METER MAINTENANCE AND OWNERSHIP

     (a)  PNOC-EDC shall supply, own and maintain as part of the interconnection facilities at the Point of Interconnection and at the point of supply of the Steamfield Power, meters and related equipment reasonably satisfactory to the Operator for the measurement of electricity.
          Billing under this Agreement shall use the readings of these meters.

     (b)  NAPOCOR may also supply, own and maintain as part of the interconnection facilities at the Point of Interconnection, meters and related equipment for the measurement of electric power and energy.

     (c)  PNOC-EDC shall supply, own and maintain meters and related equipment reasonably satisfactory to the Operator for the measurement of
          Geothermal Fluid flow. These meters and equipment shall be located in the Geothermal Fluid piping upstream of the interface point of
          Geothermal Fluid supply from PNOC-EDC to the Operator. Billing under this Agreement shall use the readings of these meters

     (d)  The Operator shall supply, own and maintain equipment for the measurement, calculation and recording of those parameters required for the application of the Correction Curves. The equipment used for measuring Atmospheric Conditions shall be located close to the air intake of the cooling tower of Plant 4, in accordance with the Cooling
          Tower Institute (CTI) Standards.

     8.2.2 PLANT MONITORING EQUIPMENT

          For the purpose of monitoring the Power Plant's operation, the
          Operator shall make reasonable provisions for the installation of other metering and telemetering devices at the generation side of the step-up transformers at the Point of Interconnection as part of the
          PNOC-EDC Supervisory Control and Data Acquisition (SCADA) system.

     8.2.3 METER SEALS AND INSPECTION

          PNOC-EDC's meters shall be sealed and the seals shall be broken only when the meters are to be inspected or tested by PNOC-EDC. The
          Operator shall be given reasonable notice of such occasions and shall have the right to have a representative present at such tests.

                                       33

     8.2.4 METER TESTS

     (a)  PNOC-EDC's electricity meters, installed in pursuance to this
          Agreement, shall be tested by PNOC-EDC at its own expense every six months. Other tests may be conducted at any reasonable time upon request by either Party, at the requesting Party's expense (subject to the next sentence). If the Operator makes such request, the Operator shall reimburse said expense to PNOC-EDC within thirty (30) days after presentation of a bill therefore, unless such tests demonstrate that such meters are not 100% accurate plus or minus one percent (1%), in which case PNOC-EDC shall bear the expense for such tests.

     (b)  The Operator's equipment for the calculation and recording of theoretical Geothermal Fluid consumption shall be tested by the
          Operator at its own expense, in the presence of PNOC-EDC, every six months.

     8.2.5 METER ACCURACY

          Electric metering equipment found to be inaccurate pursuant to Section
          8.2.4 or otherwise shall be repaired, adjusted, or replaced by
          PNOC-EDC such that the accuracy of said equipment shall be within 100%
          plus or minus one percent (1%). Should the inaccuracy exceed plus or minus one percent (1%), the correct amount of energy delivered during the current and previous Billing Periods shall be estimated by
          PNOC-EDC subject to agreement by the Parties. Adjustments for meter inaccuracy shall be made only for the current Billing Period and the
          Billing Period immediately preceding it except when such meter inaccuracy is due to fraud.

8.3. TERMS OF PAYMENT

     8.3.1 CAPACITY PAYMENTS

          The total Capacity Payments shall be the sum of the Capital Cost
          Recovery Fee, the Fixed Operating Cost Recovery Fee, and the Service
          Fee to reflect Return on Investment. The Capacity Payments shall be computed on the basis of the following formulae:

     (a)  Capital Cost Recovery Fee (A) to be paid in Dollars.

            A = [(CCR x NC)(l - TOH/Nh)] - [(y x O.2)(CCR)(CC - NC)]

     (b)  Fixed Operating Cost Recovery Fee (B) to be paid in Philippine Peso and Dollars.

            B = [(OCR x NC)(1 - TOH/Nh)] - [(y x 0.2)(OCR)(CC - NC)]

                                       34

     (c)  Service Fee for Return on Investment (C) stated in Dollars and payable, at the option of PNOC-EDC, either in Dollars or in equivalent
          Philippine Pesos using the same day telegraphic transfer selling rate for Dollars of the Philippine National Bank at the time of payment. In no case shall the Service Fee be lower than 8% of the sum of the
          Capital Cost Recovery Fee and the Fixed Operating Cost Recovery Fee.

            C = {[(SFR x NC) (1 - TOH/Nh)] - [(y x 0.2)(SFR)(CC-NC)]}

          where,

          A      =     Capacity Payment to recover capital cost for the Billing
                       Period.

          B      =     Capacity Payment to recover fixed operating cost for the
                       Billing Period.

          C      =     Capacity Payment to reflect return on investment of the
                       Operator for the Billing Period

          CCR    =     $10.42 per kW per month.

          OCR    =     Ps28.90 per kW per month and $l.97 per kW per month.

          SFR    =     $6.42 per kW per month.

          CC     =     Contracted Capacity, in kW.

          TOH    =     Total Outage Hours in the Billing Period.

          Nh     =     Total number of hours in the Billing Period.

          NC     =     Nominated Capacity for the year, in kW.

          y      =     variable, defined as follows:

          if 0.95 x CC (less than) NC (less than) 1.05 x CC, then y = 0 otherwise y = 1

     8.3.2 ENERGY FEE

          Energy Fee (D) shall be computed on the basis of the following formula and be paid in Philippine Pesos. (Energy Fee will be paid by PNOC-EDC

                                       35

          to the Operator in case D is positive and by the Operator to PNOC-EDC in case D is negative.)

                            4
          D        =     (Sigma)  Ui  (Vgi  - Vti) x Zi
                           i=l

          where:

          D        =     Energy Fee for the Billing Period.

          Ui       =     Steam Price for Plant as set forth in Annex I.

          Vgi      =     Cumulative theoretical steam consumption of Plant i
                         during Relevant Hours for the Billing Period in metric
                         tons computed on the basis of the Guaranteed Net Plant
                         Steam Rate for each hour (SRg), using the formula:

                                       n
                         Vgi  =  O  (Sigma)EDij  x  SRgij
                                      j=1

                         where:

                         j     =    Any Relevant Hours during the Billing
                                    Period.

                         n     =    Number of Relevant Hours hours in the
                                    Billing Period.

                         EDij  =    Energy Delivered during the Billing Period
                                    from Plant i in hour j expressed in kilowatt
                                    hours (kWh).

                         Srgij =    Guaranteed Net Plant Steam Rate of Plant i
                                    for each hour j adjusted for variations from
                                    Geothermal Fluid Specifications, Atmospheric
                                    Conditions and load change using the
                                    formula:

                                    Guaranteed Net Plant Steam Rate

                                       36

                         Srgij=     ___________________________________

                                    F1ij x F2ij x F3ij x Faij  x Fgij

                         where:

                         F1ij   =   Steam pressure correction factor per
                                    Correction Curves for Plant i in hour j.

                         F2ij   =   Partial load correction factor per
                                    Correction Curves for Plant i in hour j.

                         F3ij   =   Steam flow correction factor per Correction
                                    Curves for Plant i in hour j.

                         Faij   =   Ambient wet bulb temperature correction
                                    factor per Correction Curves for Plant 4 in
                                    hour j.

                                    Faij = 1 for Plants 1, 2, and 3.

                         Fgij   =   NCG content in steam flow correction factor
                                    per Correction Curves for Plant i in hour j.

          Vti      =     Measured steam consumption of Plant i for the Billing
                         Period in metric tons minus steam consumed by Plant i
                         during Non Relevant Hour in metric tons.

          Non Relevant Hour   =     (a) Any hour in which, for Plants 1, 2 and 3
                                        only, the Plant is in partial load
                                        operation mode (75% of that Plant's
                                        portion of the Contracted Capacity or
                                        less, when the load reduction is
                                        achieved by throttling the supply of
                                        steam to one or more of the Generating
                                        Units which are then delivering
                                        electricity) due to dispatch and: (i)
                                        the steam inlet pressure is different
                                        from the Geothermal Fluid Specifications
                                        by 2% or more; or (ii) the steam outlet
                                        pressure is different from the
                                        Geothermal Fluid Specifications by 3% or
                                        more; or

                                    (b) Any hour in which an event described in
                                        sub-paragraph (b) of the definition of
                                        Outage Hour occurs.

          Relevant Hour       =     Any hour other than Non Relevant Hour.

                                       37

          Zi       =     Variable for Plant i, defined as follows:

                         if 0.95 x Vgi (less than) Vti (less than) 1.05 x Vgi

                         then Zi = 0

                         otherwise Zi = 1

     8.3.3 ESCALATION

          In the Billing Periods commencing January 25th and July 25th of each year (using the indices for the prior months of December and June, respectively), the amount of :

     (i)  Fixed Operating Cost Recovery Fee (OCR); and

     (ii) Service Fee for Return on Investment (SFR)

          shall be increased proportionately by the increase in the index applicable to each component, as specified in Annex K as appropriate, as from the levels of such indices prevailing in January 1995.

8.4  BILLING PROCEDURES

     The Operator shall bill PNOC-EDC for the delivery of electric power and energy as adjusted on a monthly basis until the termination of this
     Agreement.

     Operator shall arrange its billing schedule in accordance with the billing system of PNOC-EDC. The Billing Period shall cover the period from 10:00 AM on the twenty-fifth (25) day of the current month to 10:00 AM of the twenty-fifth (25th) day of the following month. Any changes in the billing system of PNOC-EDC shall be followed by the Operator in billing PNOC-EDC.
     The Operator shall send PNOC-EDC its bills within five (5) days reckoned from the last day of the Billing Period. PNOC-EDC shall be required to settle its monthly bills to the Operator within thirty (30) days from receipt of billing to avoid penalties.

8.5  DISPUTES

     If PNOC-EDC disputes the amount specified in any invoice it shall so inform the Operator within seven (7) days following receipt of such invoice. If the dispute is not resolved by the due date PNOC-EDC shall pay the undisputed amount on or before such date and the disputed amount shall be resolved as soon as is reasonably practicable following the due date for such invoice.

                                       38

8.6  TAXES

     (a)  All payments made to the Operator pursuant to this Agreement shall be paid together with all taxes, duties, fees, levies and other assessments to be paid by the Operator in respect of such payments, the Power Plant or this Agreement, including "value added taxes" and all other taxes but excluding national income taxes assessed after the expiration of the tax holiday that would be applicable to the Operator if it were granted pioneer enterprise status under the Omnibus
          Investments Code of 1987 (whether or not the Operator is granted such pioneer enterprise status) and excluding Philippine withholding taxes imposed on the Operator not in excess of fifteen percent (15%) (which shall be separately stated in all invoices) in dollars in respect of the dollar portion and in pesos in respect of the peso portion and each sum payable shall be increased so as to ensure that after
          PNOC-EDC has deducted therefrom any and all taxes or charges required to be deducted therefrom by PNOC-EDC there remains a sum equal to the amount that would have been payable to the Operator had there been no requirement to deduct or withhold such taxes or other charges.

     (b)  PNOC-EDC shall promptly reimburse the Operator upon demand for all custom duties, national internal revenue taxes, value added taxes and other taxes actually paid by the Operator with respect to the importation of capital equipment, or spare parts related to the Power
          Plant, provided that the Operator shall avail of the applicable import incentives granted to it by the Board Of Investment.

     (c)  PNOC-EDC shall be responsible for the payment of all taxes imposed by the Government on the Operator or the Power Plant during the period of construction and Cooperation Period including without limitation, value added taxes, real estate taxes in respect of the Site and the buildings and other improvements thereon, including the Power Plant, but except as set forth in Sections 8.6(a) and (e) or elsewhere in this Agreement not (i) corporate 4.7 or 14.3 (or any other applicable provisions of this Agreement) make Article 9 applicable or, in the reasonable opinion of PNOC-EDC or the income tax on the Operator, (ii)
          taxes on dividends or prof its remitted from the Philippines by the
          Operator, and (iii) reasonable construction and permit fees and charges not exceeding $50,000, and (iv) any and all taxes, fees, documentary stamps and charges, as well as all costs and expenses, incurred and paid by the Operator in connection with or arising from any loan or financing agreement, mortgages and security interests. The
          Capacity Payments do not include custom duties, national internal revenue taxes, value added taxes and other taxes with respect to the importation of capital equipment or spare parts related to the Power
          Plant by the Operator.

                                       39

     (d)  PNOC-EDC will be responsible for covering any new or increased taxes due to changes in the Omnibus Investments Code of 1987, the BOI rules and future regulations, or due to new or amended laws, rules and regulations.

     (e)  The Operator shall apply for and shall use good-faith efforts to obtain all exemptions from any such taxes available to the Operator.

8.7  PAYMENT PROCEDURES

     All payments to be made to the Operator under this Agreement shall be paid in the applicable currency as specified in this Agreement without any deductions for set-off or counterclaims and shall be wire transferred in immediately available same Day funds not later than 11:00 AM on the due date to the account(s) within or outside the Republic of the Philippines as designated by the Operator from time to time by notice given in accordance with Subsection 17.3. Without limiting any other rights of the Operator, any payments not paid by PNOC-EDC to the Operator when due under this
     Agreement shall bear interest at the rate equal to "one month Libor" for
     Dollar + 3%, determined and compounded daily, from the date due until the date paid.

ARTICLE 9 BUYOUT

9.1  BUYOUT CONDITIONS

     If,

     (a)  during the Cooperation Period in the reasonable opinion of PNOC-EDC or the Operator, changes in or adoption of new policies, laws and regulations, including taxes, or any interpretations thereof of the
          Government adversely affect the operation or maintenance of the Power
          Plant or the after tax cash flow of the Operator, or

     (b)  prior to the Cooperation Period, the provisions of Subsections 3.3(a),
          4.5, 4.6, 4.7 or 14.3 (or any other applicable provisions of this
          Agreement) make this Article 9 applicable or, in the reasonable opinion of PNOC-EDC or the Operator, changes in or adoption of new policies, laws and regulations, including taxes, or any
          interpretations thereof of the Government adversely affect the construction of the Power Plant or the after tax cash flow of the
          Operator; or

     (c)  PNOC-EDC fails to make any payments when due to the Operator under this Agreement including without limitation the Capacity Payments and the Energy Fees; or

                                       40

     (d)  at any time during the effectivity of this Agreement, PNOC-EDC or
          NAPOCOR is privatized in whole or in part or reorganized, or the events defined in Article 20 shall occur,

     then PNOC-EDC or the Operator as the case may be shall notify the other
     Party of the occurrence of any of the foregoing events and the Parties shall promptly meet and endeavor to make amendments to the Agreement and agree to such amendments. If, after ninety (90) calendar days or sixty (60)
     calendar days in case of Section 9.1(c), since the occurrence of such events, no such agreement has been reached, either party may require a buyout of the Operator's Power Plant by PNOC-EDC. If either Party determines that such an impasse has been reached, that Party may deliver written notice to the other Party requiring a buyout under this Article 9 provided that for purposes of Section 9.1(a) above an adverse effect on the
     Operator's after-tax cash flow (after taxes) for any taxable year, as confirmed by an independent auditor agreeable to both Parties and provided that in case of Section 9.1(c) above, only the Operator shall have the right to require a buyout. If the Parties cannot promptly reach a definitive, written agreement embodying the terms of a buyout (notably the
     Buyout Price and payment terms Article 21 shall apply.

9.2  BUYOUT PRICE

     The purchase price (Buyout Price), payable in Dollars, of the Power Plant as a result of the buyout shall be

     (a)  If the provisions of Sections 9.1 or 15.4.1 apply prior to the
          Commercial Operation Date of the last Plant, the purchase price payable, in United States dollars, shall be an amount equal to the aggregate of all the costs and expenses (including without limitation accrued interest and other costs incurred in financing the development of the Power Plants) incurred by the Operator in connection with the performance of its obligations under this Agreement as estimated by an independent accountant jointly appointed by the Parties plus an amount equal to ten percent (10%) of such aggregate costs.

     (b)  During the Cooperation Period the net present value of the remaining stream of payments for the Capacity Payments less Fixed Operating Cost
          Recovery fees for the rest of the Cooperation Period on the basis of the last Nominated Capacity, and using an annual discount rate equal to the last published Commercial Interest Reference Rate (CIRR) having the shortest maturity term for United States dollars published by the
          Organization for Economic Cooperation and Development (OECD) provided however that such discount rate shall not exceed nine point two six percent (9.26%) per annum.

                                       41

In calculating aggregate costs in accordance with clause (a), amounts disbursed by lenders shall be prima facie evidence of actual disbursements of costs and interest accrued (whether or not paid) shall be deemed actual disbursements. The actual rates of interest payable to lenders shall be the interest rate attributable to that portion of the Buyout Price.

9.3  PAYMENT TERMS

     (a)  Completion of a buyout pursuant to Sections 9.1 or 15.4.1 shall take place on the date that is sixty (60) days following delivery of the notice specified in this Agreement (the "Buyout Date") at which time
          (i) PNOC-EDC will pay to the Operator the purchase price calculated in accordance with Section 9.2 and payable in United States dollars and return all security held by PNOC-EDC in connection with this
          Agreement, including any bid securities, the Performance Security, letters of credit and bank guarantees, and (ii) the Operator shall transfer to PNOC-EDC all of the Operator's rights, title and interest in the Power Plant and shall warrant that upon such buyout the Power
          Plant shall be free from any lien or encumbrance created by the
          Operator.

     (b)  In the event that the provisions of Sections 9.1 or 15.4.1 apply as a result of Section 14.3(c), then there shall be deducted from the sum payable pursuant to Section 9.2 an amount equal to the value, if any, of any insurance proceeds received by the Operator in respect of such event of Force Majeure, but only to the extent that such insurance proceeds were not used by the Operator in an attempt to correct the damage caused by such event of Force Majeure.

9.4  TRANSFER PROVISION

     In respect of any transfer of ownership of the Power Plant pursuant to the conditions stated above, the provisions on transfer of ownership in Article
     13 hereof shall apply thereto.

ARTICLE 10 REPRESENTATIONS & WARRANTIES OF THE PARTIES

10.1 CORPORATE EXISTENCE

     (a)  The Operator represents for itself that it is a corporation duly organized and existing under and by virtue of the laws of the state of
          Delaware, U.S.A. licensed to do business in the Philippines through its branch office and that it has the corporate power and authority to execute, deliver and carry out the terms and conditions of this
          Agreement.

                                       42

     (b)  PNOC-EDC represents that it is a wholly-owned subsidiary of the
          Philippine National Oil Company, a corporation created and organized under Presidential Decree No. 334, as amended, and that it has the power and authority to execute, deliver and carry out the terms and conditions of this Agreement.

10.2 AUTHORIZATIONS

     (a)  The Operator represents and warrants for itself that it has taken all necessary corporate action to enter into this Agreement and to perform its obligations hereunder with the exception that it has not obtained final approval of the terms of this Agreement from its Board of
          Directors prior to signing the Agreement. The Operator represents that it will use its best efforts to obtain such approval in the shortest possible time following signature.

     (b)  PNOC-EDC represents and warrants for itself that it has taken all necessary corporate action to enter into this Agreement and to perform its obligations hereunder.

10.3 WARRANTY AGAINST CORRUPTION

     The Operator hereby warrants for itself that it or its representative acting on behalf of it has not given or promised to give any money or gift to any employee or official of PNOC-EDC to influence the decision regarding the awarding of this Agreement, nor has it and/or its representatives acting on behalf of it exerted or utilized any unlawful influence to solicit or secure this Agreement through any agreement to pay a commission, percentage, brokerage or contingent fee. The Operator agrees that breach of this warranty shall be sufficient ground for the Philippine National Oil
     Company or its affiliate to deduct, at its discretion, such commission, percentage, brokerage or contingent fees from the contract price without prejudice to it or any person's civil or criminal liability under the
     Anti-Graft Law and other applicable laws.

10.4 NO SOVEREIGN IMMUNITY

     PNOC-EDC acknowledges and agrees that this Agreement, the Accession
     Undertaking and the consent of PNOC-EDC specified in the last sentence of
     Section 19(a) and the transactions contemplated thereby and hereby constitute commercial activities of PNOC-EDC in respect of which PNOC-EDC is subject to set-off, suit, judgment and execution. PNOC-EDC acknowledges and agrees that it does not have, nor is it entitled to, any immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States of America or elsewhere, to enforce or collect upon such agreements (including without limitation immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property

                                       43

     from attachment prior to entry of judgment and from attachment in aid of execution, or from execution upon a judgment) in respect of itself or its property.

10.5 GEOTHERMAL SERVICES CONTRACT

     PNOC-EDC represents and warrants that it is a party to the Geothermal
     Services Contract, dated May 14, 1981, between PNOC-EDC and the Republic of the Philippines, which sets forth the rights of the parties thereto to the
     Site. PNOC-EDC agrees to take any and all actions necessary to ensure that the Operator's right to use the Site (and the interests of any secured parties or the Operator in the Site) are not adversely affected by the rights and obligations of PNOC-EDC under the Geothermal Services Contract, as amended from time to time.

ARTICLE 11 INDEMNIFICATION

11.1 OPERATOR INDEMNIFICATION

     (a)  The Operator shall hold free and harmless and defend PNOC-EDC its officers, contractors, and employees from any and all claims, liabilities and suits for losses and damages to properties of third parties arising from the negligence of the Operator in the prosecution of the Agreement, except to the extent caused by the negligence, gross negligence or willful misconduct of PNOC-EDC.

     (b)  The Operator shall hold free and harmless and defend PNOC-EDC, its officers, contractors and employees from liabilities, damages or obligations of any nature or kind, including costs and expenses, on account of any copyrighted or uncopyrighted composition, secret process, patented or unpatented invention, article, method or appliance manufactured or used by the Operator in the performance of the Agreement.

     (c)  Any fines or other penalties incurred by the Operator or its officers, employees or contractors for non-compliance by the Operator, its officers, its employees, or contractors with the laws, rules, regulations or ordinances of the Republic of the Philippines shall be the exclusive responsibility of the Operator.

11.2 PNOC-EDC INDEMNIFICATION

     PNOC-EDC shall hold free and harmless and defend the Operator, its officers, employees and contractors harmless against any claims of any person who directly or indirectly suffers or is injured by the performance by the Operator or its officers, employees or contractors of the obligations under this Agreement, including damage or injury as a result of an interruption of electricity supply or Geothermal Fluid delivery or acceptance

                                       44

     or any other disruption or surge of electricity supply or Geothermal Fluid delivery or acceptance (including without limitation interruptions or disruptions related to plants operating upstream or downstream from the
     Power Plant) or emissions of H2S prior to the installation of any H2S abatement system in accordance with Section 3.3(a), and the Operator's, its officers', employees' or contractors' actions or omissions in connection therewith, except to the extent caused by the negligence, gross negligence or willful misconduct of the Operator.

ARTICLE 12 INSURANCE

12.1 APPLICABLE TERMS

     The Operator shall, at its own expense, obtain and maintain in force insurances as specified in Sections 12.2 and 12.3. The Operator shall provide to PNOC-EDC evidence of these insurances. In particular, evidence of the insurance specified to be held during the Cooperation Period shall be furnished prior to commencing initial testing of the Power Plant.

12.2 INSURANCE DURING CONSTRUCTION

     From the applicable date that the exposure to the subject risk being insured under such coverage arises until the commissioning of the Power
     Plant, the Operator shall, at own expense, obtain and maintain in force the following insurances:

     (a)  All Risks Marine Insurance for the full value of each plant and equipment to be imported into the Philippines;

     (b)  All Risks "Builder's Risk Insurance" to cover the full value of the entire works from any and all kinds of damages customarily covered;
          and, covering at least the Contractor's All Risk (CAR) Insurance for civil works, electro mechanical works and transformer installations.

     (c)  "Third Party Liability Insurance" to cover injury to or death of persons including those of PNOC-EDC or physical damage to tangible property including those of PNOC-EDC caused by the works or by the
          Operator's vehicles, tools and/or equipment or personnel including its subcontractors.

     Such insurance shall provide for at least the following recoveries:

     a)  Bodily Injury     Ps 250,000 per person
                           Ps 250,000 per incident

                                       45

     b)  Property Damage   Ps 1,000,000 per property
                           Ps 1,000,000 per incident

12.3 INSURANCE DURING COOPERATION PERIOD

     From the completion of the Power Plant, the Operator, at its own expense, shall keep the Power Plant insured against accidental damage from all normal risks and to a level normal for prudent operators of facilities similar to the Power Plant. In addition, the Operator shall secure adequate insurance cover for its employees as may be required by law.

     The insurance coverages that the Operator shall secure and maintain should at least include an All-Risks Insurance (All Natural Perils including
     Fire), and Comprehensive General Liability and a Machinery Breakdown
     Coverage during the last year of the Cooperation Period.

12.4 APPROVAL BY PNOC-EDC

     Certified true copies of insurance policy certificates for all the above coverages and official receipts of premium payments on the above shall be filed with PNOC-EDC within fifteen (15) working days from the issuance of the policies or of the receipts of premium payments and shall be subject to
     PNOC-EDC's approval as to the enumeration of items covered under Sections
     12.2 and 12.3.

12.5 EQUITABLE ADJUSTMENT

     PNOC-EDC agrees that it shall not unreasonably withhold its consent to any amendments to this Agreement which are proposed by the Operator in order to make equitable adjustments to this Agreement in the event that as a result of the application of insurance proceeds (including without limitation such application pursuant to a security assignment by the Operator contemplated by the last sentence of Section 19(a)) such proceeds are not made available to the Operator to repair or restore the Power Plant.

ARTICLE 13 TRANSFER OF OWNERSHIP

13.1. TRANSFER OF TITLE

     Title to the Power Plant shall automatically vest to PNOC-EDC on the
     Transfer Date provided that PNOC-EDC has made (i) a payment equivalent to the net present value of the remaining Capacity Payments less Fixed
     Operating Cost Recovery Fees for Plant 4 for the period commencing on the
     Transfer Date until the date which is one hundred twenty (120) months from the Commercial Operation Date for Plant 4 on the basis of the last
     Nominated Capacity of Plant 4, and using an annual discount rate equal to the last

                                       46

     published Commercial Interest Reference Rate (CIRR) having the shortest maturity term for United States dollars published by the OECD, provided, however, that such discount rate shall not exceed nine point two six percent (9.26%) per annum, and (ii)all other payments required to be made by it pursuant to this Agreement, and returned to the Operator all security held by PNOC-EDC in connection with this Agreement, including any bid securities, the Performance Security, letters of credit and bank guarantees. The Operator shall execute such documents as may be necessary to effect the transfer of the title to PNOC-EDC, including, without limitation, assignments of all contract rights, claims and other rights related to the Power Plant that are being assigned by the Operator to
     PNOC-EDC.

13.2. DOCUMENTATION COSTS

     The Parties shall pay their own costs and expenses, including but not limited to documentation, fees and taxes, incurred in connection with the transfer referred to in Section 13.1 hereof. In no event shall the Operator be obligated to pay more than $50,000 under this Section 13.2.

13.3 TRAINING OF PNOC-EDC STAFF

     (a)  During a minimum period of twelve (12) months prior to the Transfer
          Date, the Operator shall provide training in operation and maintenance of the Power Plant for PNOC-EDC's staff. This training shall be provided in accordance with a program to be agreed between PNOC-EDC and the Operator and shall be provided at no cost to PNOC-EDC.

     (b)  PNOC-EDC shall endeavor to offer to the Operator that PNOC-EDC take over the employment of such of the Operator's operating and maintenance staff employed on the Power Plant at the end of the
          Cooperation Period as PNOC-EDC may, at its sole discretion, consider suitable for employment with PNOC-EDC and under such terms and conditions of employment as PNOC-EDC shall consider acceptable.

13.4 CONDITION OF POWER PLANT ON TRANSFER

     (a)  Within a period of six (6) months prior to the Transfer Date, the
          Operator shall undertake performance and efficiency testing of the
          Power Plant as specified in Annex F to demonstrate the condition of the Power Plant at the Transfer Date.

     (b)  Notwithstanding any testing performed pursuant to Section 13.4(a), the
          Power Plant and all other equipment transferred pursuant to this
          Agreement shall be transferred on an "as is" basis and any warranties which would otherwise be

                                       47

          implied by statute or otherwise, including, without limitation, warranties as to its fitness for the purpose, the absence of patent or inherent defects, description or otherwise of whatsoever nature will be excluded; provided, however, that upon transfer the Operator shall warrant that, on the Transfer Date, the Power Plant will be free from all liens and encumbrances created by the Operator. After the Transfer
          Date, the Operator shall be under no liability whatsoever to PNOC-EDC the respect of the operation or otherwise of the Power Plant by
          PNOC-EDC or a person designated by PNOC-EDC and PNOC-EDC shall indemnify and keep indemnified the Operator against any liability to any person or damage to any property arising from the use or operation of the Power Plant after the Transfer Date, provided, however, that the Operator shall subrogate or assign to PNOC-EDC any and all rights and benefits which it is able to subrogate or assign of any unexpired warranties in respect of the building, plant and equipment of the
          Power Plant under applicable laws or otherwise.

ARTICLE 14 FORCE MAJEURE

14.1 FORCE MAJEURE

     (a)  Force Majeure" means any event or circumstance beyond the reasonable control of a Party which affects the performance by such Party of its obligations hereunder including but not limited to any war, declared or not, or hostilities, or belligerence, blockade, revolution, insurrection, riot, public disorder, expropriation, requisition, confiscation or nationalization, export or import restrictions by any governmental authorities, closing of harbors, docks, canals, or other assistances to or adjuncts of shipping or navigation of or within any place, rationing or allocation, whether imposed by law, decree or regulation by, or with the compliance of industry at the insistence of any governmental authority, or fire, unusual flood, earthquake, volcanic activity, storm, typhoons, lightning, tide (other than normal tides), tsunamis, perils of the sea, accidents of navigation or breakdown or injury of vessels, accidents to harbors, docks, canals, or other assistances to or adjuncts of shipping or navigation, epidemic, quarantine, strikes or combination of workmen, lockouts or other labor disturbances, or any other event, matter or thing, wherever occurring, which shall not be within the reasonable control of the Party affected thereby.

     (b)  "Political FM" means any event of Force Majeure to the extent such event satisfies the following requirements: war, declared or not, or hostilities occurring in or involving the Republic of the Philippines, or belligerence, blockade, revolution, insurrection, riot, public disorder, expropriation, requisition, confiscation or nationalization by or involving and occurring in the Republic of the Philippines, export or import restrictions by any governmental authorities,

                                       48

          regional or municipal authorities of or within the Republic of the
          Philippines, closing of harbors, docks, canals, or other assistances to or adjuncts of shipping or navigation of or within the Republic of the Philippines, rationing or allocation, whether imposed by law, decree or regulation by, or with the compliance of industry at the insistence of any governmental authority of or within the Republic of the Philippines, or any other event, matter or thing, wherever occurring, which shall be within the reasonable control of PNOC-EDC or the Government.

14.2 EFFECT OF FORCE MAJEURE

     (a)  Neither Party shall be responsible nor liable for nor deemed in breach or default hereof or give rise to any claim by any Party against any other Party (including without limitation any claims to pay damages or penalties for delays) because of their respective failure or omission to perform or delay in the performance of their respective obligations hereunder due to Force Majeure provided that:

          (i)    The non-performing Party gives the other Party within
                 forty-eight (48) hours or as soon thereafter as reasonably practicable a written notice describing the particulars of the occurrence;

          (ii)   The suspension of performance and the extension of scheduled and guaranteed dates are of no greater scope and of no longer duration than is required by the Force Majeure;

          (iii)  The affected Party uses reasonable efforts to remedy its inability to perform; and

          (iv)   When the affected Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect.

     (b)  Notwithstanding anything to the contrary in Section 14.2(a), PNOC-EDC shall not be excused from any of its obligations under this Agreement including its obligation to make the Capacity Payments, the Energy Fee and any other payments to the Operator under this Agreement by the occurrence of any Political FM, an Interconnection Failure or any
          condition or event that affects the ability of PNOC-EDC to deliver or accept Geothermal Fluid from any Plant as provided under this
          Agreement, including any dispute between PNOC-EDC and NAPOCOR (under the Power Purchase Agreement or otherwise) which did not arise from any default of the Operator under this Agreement, including termination or expiration of the Power Purchase Agreement.

                                       49

     (c)  Notwithstanding Section 8.3.1, and subject to Sections 14.2(b) and
          14.3(c), PNOC-EDC shall be relieved of its obligations to make
          Capacity Payments in respect of any Power Plant which is unable to deliver energy due to a Force Majeure affecting that Power Plant for the duration of such Force Majeure; provided, however, that in such an event the Cooperation Period shall be extended by the same number of days as the duration of such Force Majeure.

14.3 REMEDIES

     (a)  Except as otherwise provided, in no event shall any condition of Force
          Majeure extend this Agreement beyond its stated term.

     (b)  The Parties shall consult with each other and take all reasonable steps to minimize the losses of or delays incurred by either Party resulting from Force Majeure.

     (c)  If any one or more conditions of Force Majeure delay a Party's performance for a time period that is: (i) if before the Completion
          Date, greater than ninety (90) days in the aggregate in any twelve
          (12) consecutive months, or (ii) if after the Completion Date, greater than (x) ninety (90) consecutive days, or (y) one hundred twenty (120)
          days in the aggregate during any twelve (12) consecutive months where the interval between the occurrence of any two (2) consecutive events of Force Majeure conditions is not more than six (6) months, either
          Party may, after such period, either (a) suspend this Agreement by giving written notice of suspension to the other Party or (b) upon thirty (30) days written notice, terminate this Agreement and the provisions of Article 9 shall apply. Except that in case of such delay as a result of conditions of Force Majeure after the Completion Date, the parties agree that during the required thirty (30) day notice period as provided for under this Subsection 14.3(c) (ii) (b), each party has the right to initiate a consultation between the Parties, to take place during such thirty (30) day notice period, in order to try and agree on conditions for eventual waiving of the recourse to the provisions of Article 9 and provided that if an agreement can not be reached during same thirty (30) day notice period, the provisions of
          Article 9 shall apply at the end of such 30 day notice period. (The period set forth above for termination shall satisfy the ninety (90)
          day period specified in the second sentence of Section 9.1.

ARTICLE 15 SUSPENSION, TERMINATION AND ABANDONMENT

15.1 TERMINATION PRIOR TO EFFECTIVITY DATE

     (a)  Each Party shall use good-faith efforts to cause the conditions set forth in Article 26 to be satisfied as promptly as practicable after the date of this Agreement and

                                       50

          each Party will exercise reasonable discretion in electing to terminate this Agreement pursuant to this Section 15.1.

     (b)  If the Effectivity Date has not occurred by March 1, 1996, or within such longer period as the Parties may agree to, due to a failure of the conditions set forth in Section 26.1 to have been satisfied prior to such date, if such conditions have not been waived in writing by
          PNOC-EDC, the Parties shall consult with each other in good faith with the view to achieving the Effectivity Date. If a mutually acceptable arrangement is not reached and implemented within fifteen (15) days thereafter, either Party shall have the right to terminate this
          Agreement by giving written notice to the other Party. Upon such termination, PNOC-EDC shall return to the Operator all security held by PNOC-EDC in connection with this Agreement, including any bid securities, letters of credit and bank guarantees, the Operator shall reimburse PNOC-EDC for all costs and expenses incurred by PNOC-EDC as of the date of and in connection with this Agreement except those of
          PNOC-EDC related to the preparation of the request for proposals and the bid evaluation until such termination, and thereafter, neither
          Party shall have any further liability to the other and this Agreement shall immediately and automatically become null and void.
          Notwithstanding anything to the contrary in this Agreement, this provision shall become effective upon execution of this Agreement and shall remain effective until the Effectivity Date.

     (c)  If the Effectivity Date has not occurred by March 1, 1996, or within such longer period as the Parties may agree to, due to a failure of the conditions set forth in Section 26.2 to have been satisfied prior to such date, if such conditions have not been waived in writing by the Operator, the Parties shall consult with each other in good faith with the view to achieving the Effectivity Date. If a mutually acceptable arrangement is not reached and implemented within fifteen
          (15) days thereafter, either Party shall have the right to terminate this Agreement by giving written notice to the other Party. Upon such termination, PNOC-EDC shall return to the Operator all security held by PNOC-EDC in connection with this Agreement, including any bid securities, letters of credit and bank guarantees, PNOC-EDC shall reimburse the Operator for all costs and expenses incurred by the
          Operator as of the date of and in connection with this Agreement, and thereafter, neither Party shall have any further liability to the other and this Agreement shall immediately and automatically become null and void. Notwithstanding anything to the contrary in this
          Agreement, this provision shall become effective upon execution of this Agreement and shall remain effective until the Effectivity Date.

     (d)  If the Effectivity Date has not occurred by March 1, 1996, or within such longer period as the Parties may agree to, due to a failure of the conditions set forth in

                                       51

          Section 26.3 to have been satisfied prior to such date, if such conditions have not been waived in writing by both Parties, the
          Parties shall consult with each other in good faith with the view to achieving the Effectivity Date. If a mutually acceptable arrangement is not reached and implemented within fifteen (15) days thereafter, each Party shall bear its own costs and expenses. In the event, however, of the failure of the condition in Section 26.3 (a) (ii)
          other than for reasons due to adverse economic or political conditions in the Philippines, and the Parties do not waive the fulfillment of this condition, either Party may terminate this Agreement by giving written notice to the other Party, and the Operator shall reimburse
          PNOC-EDC for all costs and expenses incurred by PNOC-EDC as of the date of and in connection with this Agreement except those of PNOC-EDC related to the preparation of the request for proposals and the bid evaluation until such termination. Neither Party shall have any further liability to the other and this Agreement shall immediately and automatically become null and void. Notwithstanding anything to the contrary in this Agreement, this provision shall become effective upon execution of this Agreement and shall remain effective until the
          Effectivity Date.

     (e)  Costs and expenses referred to in this Section 15.1 shall not include any consequential or special damages (including without limitation lost profits, lost revenues, increased operating costs or loss of revenues from the Power Plant), whether such liability arises in contract, warranty, tort (including negligence) or otherwise.

     (f)  The amount of costs and expenses to be reimbursed by either Party to the other Party under this Section 15.1 shall be estimated by an independent accountant jointly appointed by the Parties and the costs associated with such estimation shall be paid by the Party making the reimbursement.

15.2 TERMINATION FOR DEFAULT AND SUSPENSION OF DELIVERY

     (a)  PNOC-EDC may temporarily suspend receipt of electricity from the
          Operator for:

          (i)    Tampering with meters by the Operator; or

          (ii)   A condition on the Operator's side of the Point of
                 Interconnection, dangerous to life or property.

                 Such condition shall be subject to confirmation by an
                 independent third party expert satisfactory to both Parties. If so confirmed, PNOC-EDC shall be excused payment of capacity and energy charges for the duration

                                       52

                 of such suspension and such suspension shall cease on
                 rectification of the initiating condition.

     (b)  Subject to the Operator's cure rights set forth in paragraph (c)
          below, upon the material breach by the Operator of any of its obligations hereunder, PNOC-EDC may, as its sole remedy, terminate this Agreement. Upon such termination, (i) if termination occurs prior to the Commercial Operation Date, the entire proceeds of the
          Construction Performance Security shall be forfeited in favor of
          PNOC-EDC and the Operator shall transfer, at no cost, all of the
          Operators right, title and interest in the Power Plants to PNOC-EDC and (ii) if termination occurs after the Commercial Operation Date of the Power Plant, the Operator shall transfer, at no cost all of the
          Operator's right, title and interest in the Power Plants to PNOC-EDC.
          Upon such termination and forfeiture and/or transfer, as the case may be, the Operator shall have no further liability hereunder.

     (c)  No such termination shall be made by PNOC-EDC without thirty (30) days
          (or longer pursuant to this paragraph) prior written notice to the
          Operator. Such notice shall be delivered, personally or by registered mail, stating in particular the provision of this Agreement which has been violated. If the Operator fails to correct any default within the thirty (30) day period from its receipt of the notice, or such period exceeding thirty (30) days as reasonably necessary to accomplish such cure provided the Operator has commenced curing such default within such thirty (30) day period and continues to diligently proceed to cure such default until cured, PNOC-EDC may terminate this Agreement;
          provided, however, that any dispute by the Operator in good faith as to the correctness of any bill from PNOC-EDC shall not be a cause to terminate this Agreement. Any suspension of the deliveries of electricity to NAPOCOR on behalf of PNOC-EDC or termination of this
          Agreement upon any authorized grounds shall in no way relieve the
          Operator of its liability to compensate PNOC-EDC for any amounts owed by the Operator to PNOC-EDC under this Agreement less any amounts owed by PNOC-EDC to Operator under this Agreement.

15.3 SUSPENSION OF PAYMENT

     Subject to the provisions of Section 14, payments under this Agreement, upon written request of the Operator, and for a period reasonably required to replace or repair the Power Plant, may be suspended if the Operator is temporarily unable to produce the electric capacity or energy contracted for due to physical destruction of or damage to the Power Plant.

                                       53

15.4 ABANDONMENT

     15.4.1 ABANDONMENT DURING CONSTRUCTION

     The construction of any or all of the Plants shall be deemed abandoned to the extent set forth below under any of the following circumstances:

     (a)  If the Operator, through a written notice to PNOC-EDC, terminates construction of the Plants other than by reason of Force Majeure or for reasons not attributable to the Operator with the intent that such termination be permanent;

     (b)  If the Operator fails (other than by reason of Force Majeure or for reasons not attributable to the Operator) to place a confirmed order for the long lead items in turbo-generators) within one hundred twenty
          (120) days period following the Effectivity Date;

     (c)  If the Operator fails (other than by reason of Force Majeure or for reasons not attributable to the Operator) to resume work (i) within one hundred twenty (120) calendar days following receipt of insurance proceeds relating to, and in amounts sufficient to cover loss or damage arising from, a Force Majeure situation affecting one or more of the Plants provided, however, that in case of release to the
          Operator of partial insurance proceeds, the Operator shall resume work to the extent of the amounts so collected, or (ii) in case no material damage to such Plants has occurred, within one hundred twenty (120)
          calendar days following the termination or cessation of such Force
          Majeure situation, provided that a notice of such termination or cessation was given by PNOC-EDC to the Operator; or

     (d)  Subject to the provisions of Section 14 and except for reasons not attributable to the Operator, if the Commercial Operation Date of any
          Plant does not occur within one hundred fifty (150) calendar days following the relevant Guaranteed Commercial Operations Date (as the same may be adjusted in accordance with this Agreement or by mutual agreement).

     If construction of one or more Plants is deemed abandoned as set forth above, PNOC-EDC may terminate this Agreement by giving the Operator not less than fifteen (15) days prior written notice of its intention to so terminate this Agreement. If the Operator has not commenced work under clause (b) or (c), as the case may be, of this Section 15.4.1 before the expiration of such fifteen (15) day period, this Agreement shall immediately and automatically terminate. Upon such termination, the
     Operator shall forfeit the portion of the Construction Performance Security relating to such abandoned Plants to PNOC-EDC and transfer, upon payment by
     PNOC-EDC of a purchase price calculated pursuant to Section 9.2 for the
     Plants not so abandoned, all of the Operator's right, title

                                       54

     and interest in the Power Plant to PNOC-EDC. Upon such termination, forfeiture and transfer, the Operator shall have no further liability hereunder.

     15.4.2 ABANDONMENT DURING COOPERATION PERIOD

     The Power Plant shall be deemed abandoned during the Cooperation Period under the following circumstances:

     (a)  If the Operator, through a written notice to PNOC-EDC terminates operation of the Power Plant with the intent that the termination be permanent except for (i) Force Majeure or (ii) reasons not attributable to the Operator;

     (b)  If the Operator fails to deliver energy to NAPOCOR on behalf of
          PNOC-EDC for a period of one hundred twenty (120) consecutive calendar days other than as a result of an Outage, without written notice of temporary suspension, except for (i) Force Majeure or (ii) reasons not attributable to the Operator; or

     (c)  Subject to the provisions of Section 14 and except for reasons not attributable to the Operator, if within one hundred twenty (120)
          calendar days following receipt of insurance proceeds relating to, and in an amount sufficient to cover loss or damage arising from, a Force
          Majeure situation, the Operator fails to resume reconstruction of the damaged Plants provided, however, that in case of release to the
          Operator of partial insurance proceeds, the Operator shall resume work to the extent of the amounts so collected, or, in case no material damage to the Plants has occurred; within one hundred twenty (120)
          days following the termination or cessation of a Force Majeure situation, the Operator fails to resume delivery of energy to NAPOCOR on behalf of PNOC-EDC, provided that a notice of such termination or cessation shall have been given by PNOC-EDC to the Operator.

     If the Plants are deemed abandoned during the Cooperation Period as set forth above, PNOC-EDC may terminate this Agreement by giving the Operator not less than fifteen (15) days prior written notice of its intention to so terminate this Agreement. If the Operator has not commenced work under clause (b) or (c), as the case may be, of this Section 15.4.2 before the expiration of such fifteen (15) day period, this Agreement shall immediately and automatically terminate. Upon such termination, the
     Operator shall transfer, at no cost to PNOC-EDC, all of the Operator's right, title and interest in the Power Plant to PNOC-EDC. Upon such termination and transfer, the Operator shall have no further liability hereunder.

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ARTICLE 16 SEVERAL OBLIGATIONS

     Except where specifically stated in this Agreement to be otherwise, the duties, obligations, and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture among the Parties. Each Party shall be liable individually and severally for its own obligations under this Agreement.

ARTICLE 17 COMMUNICATIONS AND NOTICES

17.1 COORDINATION MEETINGS

     (a)  Coordination meetings between the Operator, PNOC-EDC and NAPOCOR personnel shall be conducted for purposes of clarifying problems that may arise during the prosecution of the construction work and throughout the Cooperation Period.

     (b)  The site of such meetings shall be mutually agreed upon by all
          Parties. All expenses to be incurred by any Party shall be at such
          Party's own account.

17.2 COMMUNICATIONS AMONG PARTIES

     All orders and formal communications shall be made in writing.

17.3 NOTICES

     Any notice or communication required to be in writing hereunder shall be given by: registered mail, telex, telefax, courier or personal delivery.
     Such notice or communication shall be sent to the respective Parties at the address listed below. Any notice given by registered mail shall be considered sent upon posting and the same shall be considered received upon its acknowledgment.

     In the case of Operator to:

     Mr. Nessim Forte
     Resident Manager
     Ormat Inc. Manila Branch
     Solid Bank Building, 8th Floor
     777 Paseo de Roxas
     Makati City 1200
     Metro Manila
     The Philippines
     Telefax No. (632) 812-5638

                                       56

     with a copy to:

     Ormat Inc.
     Attn: Ms. Y. Bronicki President (or such other officer of Operator as may be authorized by her in writing and notified to PNOC-EDC)
     980 Greg Street
     Sparks, NV 89431-6039
     U.S.A.
     Telefax No. (702) 356.9039

     In the case of PNOC-EDC to:

     Mr. Nazario C. Vasquez
     President (or such other officer of PNOC-EDC as may be authorized by him in writing and notified to the Operator)
     PNOC-Energy Development Corporation
     Merritt Road
     Fort Bonifacio
     Makati City
     Metro Manila
     The Philippines
     Telex No. 22666 EDC PH
     Telefax No. (632)815-2747

     Either Party may, by written notice to the other, change the representative or the address to which such notices and communications are to be sent.

ARTICLE 18 NON-WAIVER

     None of the provisions of this Agreement shall be considered waived by either Party except when such waiver is given in writing. The failure of either Party to insist, in any one or more instances, upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

ARTICLE 19 ASSIGNMENT

     (a)  Except as set forth in paragraphs (b) or (c) below, the Operator shall not assign or transfer any or all of its rights and obligations under this Agreement without the written consent of PNOC-EDC. Any such assignment or

                                       57

          transfer made without such written consent shall be null and void.
          Consent for such assignment or transfer shall not be unreasonably withheld, provided that, in the opinion of PNOC-EDC, the assignee or transferee possesses all the legal, financial and technical qualifications required to operate and maintain the Power Plant.

     (b)  Notwithstanding the foregoing, the Operator may assign or create a security interest over its rights and interests in this Agreement for the purpose of financing the design, construction, ownership and operation of the Power Plant. PNOC-EDC agrees to execute such consents to or acknowledgements of such assignments as the Operator or its lenders reasonably require and under such terms and conditions acceptable to PNOC-EDC. In addition, PNOC-EDC agrees to reasonably cooperate with the Operator's proposed lenders and agrees to amend this Agreement as reasonably required by such lenders provided such amendments do not materially increase PNOC-EDC's obligations or materially decrease PNOC-EDC's rights hereunder.

     (c)  All obligations under this Agreement which the Operator agrees to be responsible for hereunder shall be assumed by NEWCO which shall undertake to perform the Operator's obligations to perform such work and in consideration of which shall be paid all fees payable to the
          Operator under this Agreement. NEWCO, in carrying out such work and receiving the fees payable to the Operator under this Agreement, shall act on its own behalf and for its own benefit, and not as an agent or representative of the Operator. For such purpose, PNOC-EDC, the
          Operator and NEWCO shall execute and deliver the Accession
          Undertaking, upon the effectiveness of which NEWCO shall become a party hereto without the need of any further action on the part of the
          Operator and the rights and obligations of PNOC-EDC and the Operator under this Agreement shall be transferred and amended in accordance with the terms of the Accession Undertaking, as fully as if NEWCO had executed this Agreement as amended by the terms of the Accession
          Undertaking.

     (d)  Without limiting the generality of Subsection 19(b), PNOC-EDC shall in the consent of PNOC-EDC specified in the Subsection 19(b) acknowledge and agree that (i) it has been informed of and consents to the execution, delivery and performance of the assignment and security agreements between the Operator and the lenders, and the terms thereof including any provisions relating to the assignment and application of the proceeds of insurance policies described in the Agreement and (ii)
          to give the lenders notice of any default under or breach by the
          Operator of any provision of this Agreement or the Accession
          Undertaking and of any abandonment under Article 15 of this Agreement and agree to not terminate this Agreement or the Accession Undertaking on the basis of such breach, default or abandonment without providing the lenders designated in such consent with at least ninety (90) days within which to cure such breach, default or abandonment,

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          which period will commence on the later of (x) the lenders' receipt of the aforesaid notice and (y) expiration of the period provided in this
          Agreement for the cure of such breach, default or abandonment by the
          Operator.

ARTICLE 20 PRIVATIZATION ASSURANCES

     In the event that either of the common stock or other equity interests in
     PNOC-EDC, or NAPOCOR, or any other portion of their assets or business activities are sold or otherwise transferred or announced to be sold or otherwise transferred, or any merger or other corporate reorganization (or a series of any of the above):

          (i)    results in a real or purported assignment of rights or
                 assumption of obligation under this Agreement; or

          (ii)   substantially and adversely changes the net assets, projected profits, projected net cash flow from operations, or otherwise would prompt a reasonable person to conclude that the ability if the relevant entity to duly perform its obligations
                 hereunder on timely basis had been materially and adversely affected;

     then the Operator shall have the right to request reasonable assurances from PNOC-EDC, NAPOCOR and the Government that the Operator's rights and net economic returns under this Agreement are preserved and that PNOC-EDC's ability to fully and satisfactorily comply with its obligations under this
     Agreement is not impaired. If no mutually agreed, written resolution of the issues is reached within ninety (90) days, then the provisions of Article 9 shall apply. Without limiting PNOC-EDC's obligation to make such buyout if the ability of PNOC-EDC to fund any resulting buyout is in question,
     PNOC-EDC shall exercise any rights it may have to cause NAPOCOR or other third-party to assume PNOC-EDC's rights and obligations under this
     Agreement, paying the proceeds directly to the Operator.

ARTICLE 21 DISPUTE RESOLUTION; JURISDICTION

     (a)  As much as possible, all disputes shall be settled amicably between the Parties. The Parties each hereby elect binding arbitration as their sole and exclusive remedy for any claim arising under this
          Agreement or in any way related to the Project.

     (b)  The Parties agree that in the event that there is any dispute or difference between them arising out of this Agreement or in the interpretation of any of the provisions hereof, they shall endeavor to meet together in an effort to resolve such dispute by discussion between them. But failing such resolution, the Chief executives of

                                       59

          PNOC-EDC and the Operator shall meet to resolve such dispute or difference, and the joint decision of such Chief Executives shall be binding upon the parties hereto. In the event that a settlement of any such dispute or difference is not reached pursuant to this subclause, then arbitration under the next following subclause shall apply.

     (c)  Where any dispute is not resolved as provided for in the preceding subclause, then the Parties shall enter into binding arbitration procedures under the rules of conciliation and arbitration of the
          International Chamber of Commerce. Such arbitration shall take place in Paris, France before a tribunal of three arbitrators, one to be chosen by each of the Operator and PNOC-EDC, and the third to be chosen by the two first selected. The arbitration proceedings shall be conducted in the English language.

     (d)  To the extent that in any jurisdiction of (i) PNOC-EDC may claim for itself or its assets or revenues immunity from suit, execution, attachment or other legal process or (ii) there may be attributed to
          PNOC-EDC or its assets or revenues such immunity (whether or not claimed), PNOC-EDC agrees not to claim and unconditionally and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction. PNOC-EDC consents generally in respect of the enforcement of any judgment against it in any such proceedings in any jurisdiction to the giving of any relief or the issue of any process in connection with such proceedings (including, without limitation, the making, enforcement or execution against any property of PNOC-EDC).

ARTICLE 22 ENTIRE AGREEMENT AND SEPARABILITY

     This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior negotiations and agreements, whether written or oral. If any part or parts of this Agreement shall be declared invalid by competent courts, the other parts hereof shall not thereby be affected or impaired.

ARTICLE 23 GOVERNING LAW

     This Agreement shall be governed and construed in accordance with
     Philippine Law.

ARTICLE 24 LIMITATION LIABILITY

     Except for the penalty provisions in respect of Capacity Payments and
     Energy Fee, any claim under the Bid Security, the Construction Performance security and the Operation Performance Security pursuant to this Agreement and the penalty described in Annex E, the Operator and its contractors and subcontractors shall not be liable for any

                                       60

     consequential or special damages (including without limitation lost profits, lost revenue, increased operating costs or loss revenues from the
     Power Plant), whether such liability arises in contract, warranty, tort
     (including negligence) or otherwise. Further, except as expressly set forth in this Agreement, the Operator make no warranties or guarantees, express or implied, with regard to the Power Plant and PNOC-EDC hereby waives any and all implied warranties imposed under applicable Law.

ARTICLE 25 DURATION OF THE AGREEMENT

25.1 TERM

     Except as set forth in Section 15.1, this Agreement shall be effective from the Effectivity Date up to the Transfer Date or Termination Date, whichever comes first.

25.2 SURVIVABILITY

     Notwithstanding anything to the contrary contained in this Agreement, (i)
     the rights and obligations of the Parties set out in Articles 9, 11, 13,
     15, 21, and 24, shall survive the termination of this Agreement, and (ii)
     the rights and obligations set out in Section 8.3 shall survive the termination of this Agreement until all amounts to be paid by PNOC-EDC and/or the Operator pursuant to this Agreement have been paid.

ARTICLE 26 EFFECTIVITY

26.1 PNOC-EDC CONDITIONS ON THE OPERATOR

     It shall be a condition precedent to the effectivity of this Agreement that the following are submitted by or on behalf of the Operator to PNOC-EDC
     (except for such documents the submission of which is waived by PNOC-EDC).

     (a)  a copy of the license to do business in the Philippines issued to the
          Operator by the Securities and Exchange Commission, as certified by an authorized officer of the Operator in a manner satisfactory to
          PNOC-EDC.

     (b)  a copy of the certificate of registration of NEWCO with the Board of
          Investments, as certified by an authorized officer of the Operator in a manner satisfactory to PNOC-EDC.

     (c)  a copy of the Articles of Incorporation of NEWCO as registered with the Securities and Exchange Commission, certified by the corporate secretary of NEWCO in a manner satisfactory to PNOC-EDC.

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26.2 OPERATOR CONDITIONS ON PNOC-EDC

     It shall be a condition precedent to the effectivity of this Agreement that the following are submitted by or on behalf of PNOC-EDC to the Operator
     (except for such documents the submission of which is waived by the
     Operator):

     (a)  copies of the Articles of Incorporation and By-Laws of PNOC-EDC, and
          of resolutions of its Board of Directors authorizing the execution, delivery and performance by PNOC-EDC of this Agreement and the
          Accession Undertaking, each certified by the corporate secretary of
          PNOC-EDC in a manner satisfactory to the Operator;

     (b)  a certificate of the corporate secretary of PNOC-EDC confirming that all necessary corporate and other approvals and action have been duly obtained and taken for the execution, delivery and performance by
          PNOC-EDC of this Agreement and the Accession Undertaking;

     (c)  a true copy of the Power Purchase Agreement executed between PNOC-EDC and NAPOCOR, less such sections that PNOC-EDC deems to be of a confidential nature and do not relate or pertain to the rights of the
          Operator under this Agreement;

     (d)  copies of resolutions of the Board of Directors of each of PNOC-EDC and NAPOCOR authorizing the execution, delivery and performance by each of PNOC-EDC and NAPOCOR of the Power Purchase Agreement;

     (e)  confirmation that PNOC-EDC has ownership of or the right to use the
          Site and that the Operator has the right to use the Site from the
          Effectivity Date to the Transfer Date;

     (f)  copies of such consents, licenses, permits, approvals and registration by or with the Government may be necessary to ensure the validity and enforceability of this Agreement and to permit PNOC-EDC to perform its obligations of this Agreement, including

          (i)    a Performance Undertaking executed on behalf of the Republic of the Philippines by the Secretary or any of the Undersecretaries
                 of Finance named in the President of the Republic of the
                 Philippines' Full Powers Authorization, to guarantee the
                 performance by PNOC-EDC of its obligations under this
                 Agreement, such Performance Undertaking to be substantially in the form of Annex K and acceptable to the Operator;

                                       62

          (ii)   an opinion by the Department of Justice confirming the
                 validity, enforceability and binding effect of the Performance
                 Undertaking;

          (iii)  Registration of this Agreement and the Power Plant project with the Bangko Sentral ng Pilipinas ("Central Bank");

          (iv)   the Environmental Compliance Certificate issued by the
                 Department of Environment and Natural Resources for the Leyte
                 project covering the Power Plant;

          (v)    registration of PNOC-EDC as a Block Power Production Facility
                 under Executive Order No. 215;

          (vi)   an opinion by the National Electrification Administration and the Energy Regulatory Board confirming that the operation by the Operator of the Power Plant will not constitute a public utility so as to require a franchise, certificate of public convenience and other similar license;

          (vii)  National Economic Development Authority certification that the project is a high priority economic project for power
                 development which is financed by or through foreign funds;

          (viii) an endorsement by the City or Regional Development Council for the City or Region of the Power Plant project and endorsement of the Power Plant project by the relevant local government unit.

26.3 OTHER CONDITIONS

     It shall be a condition precedent to the effectivity of this Agreement that the following is obtained or delivered by:

     (a)  The Operator:

          (i)    Board of Investments registration of NEWCO as a pioneer
                 enterprise, approval for the incentives set forth in Annex J and endorsement to by the Department of Justice for foreign nationals to be employed in supervisory, technical and advisory positions in the Power Plant.

          (ii)   confirmation by the Operator of the availability of financing or funding, at terms and conditions acceptable to the Operator, such as written commitments or letters of intent, in accordance with the practice of each lender and of insurance for the
                 Operator's equity investments.

                                       63

          (iii)  Central Bank approval for the Operator to establish offshore dollar accounts for the purpose of receiving payments under this Agreement and for any foreign currency loans to be made by financial institutions for the purpose of repaying any bridge loans extended to the Operator and for meeting the capital requirements of the Power Plant project.

     (b)  by PNOC-EDC:

          (i)    NEDA Board/Investment Coordinating Committee approval of this
                 Agreement.

26.4 FULFILLMENT OR WAIVER

     (a)  Upon the fulfillment or waiver of each individual condition precedent enumerated in Sections 26.1, 26.2 and 26.3, each of PNOC-EDC and the
          Operator shall certify in writing within seven (7) days the fulfillment or waiver of such a condition precedent.

     (b)  Upon the fulfillment or waiver of all the conditions precedent enumerated in Sections 26.1, 26.2, and 26.3, each of PNOC-EDC and the
          Operator shall certify in writing that all the conditions enumerated in Section 26.1 (in the case of PNOC-EDC) and Sections 26.2 and 26.3
          (in the case of the Operator) have been fulfilled or waived.

     (c)  In the event that the BOI denies NEWCO/Operator's registration as a pioneer enterprise, including its availment of tax incentives under the Omnibus Investments Code of 1987, for causes not attributable to the Operator, and the Parties agree to waive such condition under
          Section 26.3, PNOC-EDC shall pay all national income taxes of the
          Operator for a period of six (6) years from the Commercial Operation
          Date.

IN WITNESS WHEREOF, the parties hereto have set their hands this 4th day of
August, 1995 at Makati, Metro Manila, Philippines.

ORMAT INC.                                   PNOC-Energy Development Corporation
(Operator)                                   (PNOC-EDC)

/s/ Jacob Menahem                            /s/ Nazario C. Vasquez
--------------------------------             -----------------------------------
By:  JACOB MENAHEM                           By:  NAZARIO C. VASQUEZ
Its: Vice President                          Its: President

                                       64

                            Signed in the Presence of

----------------------------------            ----------------------------------

                                       65

                                 ACKNOWLEDGMENT

                           Republic of the Philippines

     BEFORE ME this 4th day of August 1995, in Makati, M.M., Philippines personally appeared NAZARIO C. VASQUEZ with Res. Cert. No. 9598088 issued on
March 8, 1995 at Mandaluyong, M.M.; and JACOB MENAHEM WITH Passport No. 404937
issued on 28.9.93 at Belgigue representing their respective companies; known to me to be the same persons who executed the foregoing agreement and they acknowledged to me that the same is their free corporate act and deed.

     This instrument, consisting of 314 pages, including all annexes and page on which this acknowledgment is written has been signed above their respective names on page 66 by the parties and their witnesses and initialed on the left hand margin of the other pages.

     IN WITNESS WHEREOF, I have hereunto set my hand, the day, year and place above written.

                                  NOTARY PUBLIC

                       My commission ends on Dec. 31, 199_

Doc. No.
Page No.
Book No.
Series of 1995

----------------------------
Jose Jesus G. Laurel
Notary Public
until Dec. 31, 1995
PTR No. 2491927
issued at Makati, Metro Manila
on January 3, 1995

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